EXHIBIT 10.2










                   DEBTOR IN POSSESSION CREDIT AGREEMENT

                                   among

                          NUTRAMAX PRODUCTS, INC.
                         AND CERTAIN SUBSIDIARIES,
                               as borrowers,

                         THE LENDERS PARTY HERETO,
                                as lenders,

                                    and

                    THE CIT GROUP/BUSINESS CREDIT, INC.,
                                  as agent

                            _____________, 2000

                             TABLE OF CONTENTS

        SECTION                                                         PAGE
        -------                                                         ----

SECTION 1:  INTERPRETATION.................................................2
         1.1             Defined Terms.....................................2
         1.2             Uniform Commercial Code Terms....................17
         1.3             Accounting Terms.................................18
         1.4             Computation of Time Periods......................18
         1.5             Headings and References..........................18
         1.6             Construction.....................................19

SECTION 2:  CREDIT........................................................19
         2.1             Credit Facilities................................19
         2.2             Loan and Letter of Credit Procedures.............23
         2.3             Repayment of Loans; Evidence of Debt.............24
         2.4             Interest on Loans................................26
         2.5             Conversion and Continuation of Loans.............26
         2.6             Reduction of Revolving Commitment; Prepayments...27
         2.7             Fees.............................................29
         2.8             Pro Rata Treatment...............................30
         2.9             No Discharge; Survival of Claims.................30

SECTION 3:  CHANGE IN CIRCUMSTANCES; INCREASED COSTS......................31
         3.1             Reserve Requirements; Change in Circumstances....31
         3.2             Change in Legality...............................32
         3.3             Taxes............................................32
         3.4             Inability to Determine LIBOR.....................34
         3.5             Funding Losses...................................35

SECTION 4:  PRIORITY; COLLATERAL..........................................35
         4.1             Priority and Liens...............................35
         4.2             Collateral.......................................36
         4.3             Security Interest in Accounts....................37
         4.4             Further Assurances...............................37

SECTION 5:  CONDITIONS OF LENDING.........................................38
         5.1             Conditions Precedent to Initial Loans and
                         Letters of Credit................................38

         5.2             Conditions Precedent to Each Loan and Each
                         Letter of Credit.................................41

SECTION 6:  REPRESENTATIONS AND WARRANTIES................................42
         6.1             Organization and Authority.......................42
         6.2             Due Execution....................................42
         6.3             Disclosure.......................................42
         6.4             Financial Statements.............................42
         6.5             Subsidiaries.....................................43
         6.6             Liens............................................43
         6.7             Compliance with Law..............................43
         6.8             Insurance........................................43
         6.9             The Final Order..................................44
         6.10            Use of Proceeds..................................44
         6.11            Litigation.......................................44
         6.12            Governmental Regulation..........................44
         6.13            Payment of Taxes.................................44
         6.14            Assets and Properties............................45
         6.15            Bank Accounts....................................45

SECTION 7:  REPORTING REQUIREMENTS........................................45
         7.1             Financial Statements and Reports.................45
         7.2             Borrowing Base Certificate.......................47

SECTION 8:  AFFIRMATIVE COVENANTS.........................................48
         8.1             Existence........................................48
         8.2             Compliance with Laws.............................48
         8.3             Insurance........................................49
         8.4             Obligations and Taxes............................49
         8.5             Notice of Default................................49
         8.6             Access to Books and Records......................49
         8.7             Maintenance of Financial Statements..............49
         8.8             Audits...........................................49
         8.9             ERISA Compliance.................................50
         8.10            Maintenance of Property..........................50
         8.11            Condemnation.....................................50
         8.12            Borrowing Base...................................50
         8.13            Change in Collateral; Collateral Records.........50
         8.14            Cash Management System...........................50
         8.15            Leases...........................................51
         8.16            Post-Closing Requirements........................51

SECTION 9:  NEGATIVE COVENANTS............................................52
         9.1             Liens............................................52
         9.2             Mergers or Consolidations........................52
         9.3             Indebtedness.....................................52
         9.4             Use of Proceeds..................................52
         9.5             Capital Expenditures.............................52
         9.6             Guarantees and Other Liabilities.................52
         9.7             Chapter 11 Claims................................53
         9.8             Dividends; Capital Stock.........................53
         9.9             Transactions with Affiliates.....................53
         9.10            Investments......................................53
         9.11            Disposition of Assets............................53
         9.12            Nature of Business...............................53
         9.13            Sales and Leasebacks; Operating Leases...........53
         9.14            ERISA............................................54
         9.15            Environmental....................................54
         9.16            Amendment of Certain Documents...................55
         9.17            Matters Respecting the Cases.....................55
         9.18            Restricted Payments..............................55

SECTION 10:  FINANCIAL COVENANTS..........................................55
         10.1            Tangible Net Worth...............................56
         10.2            Fixed Charge Coverage Ratio......................56

SECTION 11:  EVENTS OF DEFAULT; REMEDIES..................................56
         11.1            Events of Default................................56
         11.2            Remedies.........................................59
         11.3            Right of Set-Off.................................60

SECTION 12:  THE AGENT....................................................60
         12.1            Administration by Agent..........................60
         12.2            Advances and Payments............................60
         12.3            Sharing of Setoffs...............................61
         12.4            Agreement of Required Lenders....................61
         12.5            Liability of Agent...............................61
         12.6            Reimbursement and Indemnification................62
         12.7            Rights of Agent..................................62
         12.8            Independent Lenders..............................62
         12.9            Notice of Transfer...............................63
         12.10           Successor Agent..................................63

SECTION 13:  GENERAL......................................................63
         13.1            Notices..........................................63
         13.2            Survival of Agreement, Representations
                         and Warranties...................................63

         13.3            Successors and Assigns...........................63
         13.4            Confidentiality..................................65
         13.5            Expenses.........................................66
         13.6            Indemnity........................................66
         13.7            CHOICE OF LAW....................................67
         13.8            No Waiver........................................67
         13.9            Extension of Maturity............................67
         13.10           Amendments.......................................67
         13.11           Severability.....................................68
         13.12           Execution in Counterparts........................68
         13.13           Prior Agreements.................................68
         13.14           Further Assurances...............................68
13.15    WAIVER OF JURY TRIAL.............................................68

                                ATTACHMENTS

Annex A                Revolving Commitments

Exhibit A              Form of Promissory Note
Exhibit B              Form of Final Order
Exhibit C              Form of Depository Account Notice
Exhibit D              Form of Blocked Account Agreement
Exhibit E              Form of Assignment and Acceptance
Exhibit F              Form of Borrowing Base Certificate
Exhibit G              Budget

Schedule 1             Adequate Protection Obligations
Schedule 2             Existing Agreements
Schedule 6.4           Financial Statements
Schedule 6.5           Subsidiaries
Schedule 6.6           Existing Liens
Schedule 6.7           Compliance with Laws
Schedule 6.11          Litigation
Schedule 6.13          Payment of Taxes
Schedule 6.14          Intellectual Property
Schedule 6.15          Bank Accounts
Schedule 8.13          Locations of Collateral
Schedule 9.9           Transactions with Affiliates
Schedule 13.1          Notices

                   DEBTOR IN POSSESSION CREDIT AGREEMENT

     This Debtor in Possession Credit Agreement, dated as of ___________, 2000 (this "Agreement"), is among NutraMax Products, Inc., a Delaware corporation and a debtor and debtor-in-possession in a case pending under chapter 11 of the United States Bankruptcy Code (the "Parent"), and each of the Parent's direct or indirect domestic subsidiaries party hereto and each a debtor and debtor-in-possession in a case pending under chapter 11 of the United States Bankruptcy Code, as borrowers (together with the Parent, collectively, the "Borrowers" and each a "Borrower"), the financial institutions from time to time party hereto, as lenders (collectively, the "Lenders" and each a "Lender"), and The CIT Group/Business Credit, Inc., a New York corporation, as agent for the Lenders (in such capacity, the "Agent").

                          PRELIMINARY STATEMENTS:

     1. On May __, 2000 (the "Petition Date"), each Borrower filed a voluntary petition with the United States Bankruptcy Court for the District of Delaware initiating the chapter 11 cases of the Borrowers (collectively, the "Cases" and each a "Case") and has continued in the possession of its assets and in the management of its businesses pursuant to sections 1107 and 1108 of the United States Bankruptcy Code, 11 U.S.C. ss.ss.101-1330 (the "Bankruptcy Code").

     2. The Borrowers have applied to the Agent and the Lenders for a revolving credit, term loan and letter of credit facility in an aggregate principal amount not to exceed $30,000,000, the proceeds of which will be used for repayment of certain existing secured indebtedness of the Borrowers, fees and expenses relating to the Cases and working capital requirements of the Borrowers, each in accordance with the terms of this Agreement.

     3. To provide security for the repayment of the loans, the reimbursement of any draft drawn under a letter of credit and the payment of the other obligations of the Borrowers under this Agreement and any other related agreement, instrument or document, the Borrowers will provide the Agent and the Lenders with the following (each as more fully described in this Agreement):

     (A)  an allowed administrative expense claim in the Cases pursuant to section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the
          Bankruptcy Code;

     (B) a perfected first priority lien, pursuant to section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of each Borrower and on all cash and cash equivalents in the Cash Collateral Account, the Concentration Account and each Depository Account (each as defined in this Agreement);

     (C) a perfected lien, pursuant to section 364(c)(3) of the Bankruptcy Code, upon all property of each Borrower (other than the property referred to in clause (d) below that is subject to the ---------- valid and perfected liens that presently secure the Borrowers' and their respective Subsidiaries' pre-petition indebtedness under the Existing Agreements (as defined in this Agreement)) that is subject to (i) valid and perfected liens in existence on the Petition Date, (ii) valid liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code and (iii) liens expressly permitted by this Agreement, in each case junior to such valid and perfected liens; and

     (D) perfected first priority priming liens, pursuant to section 364(d)(1) of the Bankruptcy Code, upon all property of each Borrower, including, without limitation, accounts receivable, instruments, contract rights, chattel paper, general intangibles, inventory, equipment, fixtures, documents of title, intellectual property, rights under license agreements, real estate (whether owned or leased) and all proceeds thereof, that is subject to (i) the existing liens that presently secure the Borrowers' and their respective Subsidiaries' prepetition indebtedness under or in connection with the Existing Agreements (but subject to any liens to which the liens being primed by this Agreement are subject on the Petition Date or become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and
          (ii) any liens granted after the Petition Date to provide adequate protection in respect of the Existing Agreements, which first priority priming liens in favor of the Agent and the Lenders shall be senior in all respects to all of such existing liens under or in connection with the Existing Agreements and to any Liens granted after the Petition Date to provide adequate protection in respect thereof.

     4. All of the claims and the security interests and liens granted under this Agreement in the Cases to the Agent and the Lenders are subject to the carve-out to the extent provided in Section 4.1.

                                 AGREEMENT:

     In consideration of the premises and the mutual agreements contained in this Agreement, the Borrowers, the Lenders and the Agent agree as follows:

                         SECTION 1: INTERPRETATION

     1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below (such meanings to apply equally to both the singular and plural forms of the terms defined; whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms):

     "Account" has the meaning set forth in the Uniform Commercial Code and includes, without limitation, all present and future rights of a Borrower to payment, whether or not they have been earned by performance, for goods sold or for services rendered that are not evidenced by instruments or chattel paper.

     "Adequate Protection Obligations" means each of the payments, claims or Liens, if any, granted to the Existing Lenders and described on Schedule 1.

     "Adjusted LIBOR" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (i) LIBOR in effect for such Interest Period divided by (ii) a percentage (expressed as a decimal) equal to 100% minus the Eurodollar Reserve Percentage.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise. Unless the context otherwise requires, each reference to an Affiliate in this Agreement is a reference to an Affiliate of a Borrower.

     "Agent" has the meaning set forth in the Preamble.

     "Agent Account" means an account in the name of the Agent designated to the Borrowers from time to time into which the Borrowers shall make all payments required to made to the Agent under this Agreement.

     "Agreement" has the meaning set forth in the Preamble. 1.16

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by a Borrower, in one or a series of related transactions, of any property of such Borrower to any Person, other than
(i) sales of Inventory in the ordinary course of business and (ii) sales, issuances, conveyances, transfers, leases or other dispositions to a Borrower.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit E.

     "Availability Reserves" means, as of any date of determination, such amounts as the Agent may from time to time establish and revise in good faith and in its reasonable discretion reducing the Borrowing Base for such matters as the Agent, in its discretion, deems appropriate, including, without limitation, (i) to reflect events, conditions, contingencies or risks that, as determined by the Agent, do or may affect either (a) the Collateral or its value, (b) the assets, business or prospects of the Borrowers or (c) the Liens and other rights of the Agent in the Collateral (including the enforceability, perfection and priority thereof), (ii) to reflect the Agent's good faith belief that any Borrowing Base Certificate, collateral report or financial information furnished by or on behalf of a Borrower to the Agent is or may have been incomplete, inaccurate or misleading in any material respect, (iii) in respect of any state of facts that the Agent determines in good faith constitutes a Default or Event of Default or (iv) to reflect unpaid taxes that are due and owing and future unpaid rental and other payments on leases and warehouse arrangements.

     "Bankruptcy Code" has the meaning set forth in the first Preliminary Statement.

     "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

     ["Base Rate" means, on any date, a fluctuating interest rate per annum equal to the rate of interest that the Reference Bank announces at its principal office from time to time as its prime commercial lending rate (whether or not such rate is actually charged by the Reference Bank), which rate is not necessarily the lowest rate of interest charged by the Reference Bank with respect to commercial loans. Any change in the Base Rate announced by the Reference Bank is effective as of the effective date specified in the public announcement by the Reference Bank of such change.]

     "Base Rate Loan" means any Loan or Borrowing bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Section 2.

     "Borrowers" has the meaning set forth in the Preamble.

     "Borrowing" means the incurrence of Loans of a single Type made from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any Base Rate Loan made under Section
3.2 being considered a part of the related Borrowing of Eurodollar Loans).

     "Borrowing Base" means, as of any date of determination, an amount equal to (i) up to 85% of the face amount (less discounts, credits, allowances and payments) of Eligible Accounts plus (ii) the lesser of (a) $7,000,000, (b) the sum of (1) up to 55% of the cost, determined on a first-in, first-out basis, of Eligible Inventory consisting of finished goods and (2) up to 15% of the cost, determined on a first-in, first-out basis, of Eligible Inventory consisting of raw materials and supplies and
(c) 80% of the appraised orderly liquidation value of all Inventory minus
(iii) the amount of the Carve-Out, as determined by the Agent in its reasonable discretion minus (iv) any Availability Reserves. Notwithstanding anything in this Agreement to the contrary, the Agent may elect at any time, in its reasonable discretion, to change the foregoing method of calculating the Borrowing Base by reducing advances against Eligible Accounts and Eligible Inventory.

     "Borrowing Base Certificate" means a certificate, in the form of Exhibit F or otherwise satisfactory in form and substance to the Agent, executed and certified by a Responsible Officer of the Parent, which shall include appropriate exhibits and schedules as referred to in such certificate.

     "Budget" means, collectively, (i) the cash budget detailing the Borrowers' and its Subsidiaries' anticipated cash receipts and disbursements for the period commencing on the Closing Date and (ii) the projected financial statements, in each case attached as Exhibit G.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of Illinois and New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Letter of Credit Issuer is closed); provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

     "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash and not theretofore accrued subsequent to the Closing Date or accrued as liabilities during such period and including that portion of Capitalized Leases that are capitalized on the consolidated balance sheet of the Borrowers) net of cash amounts received by the Borrowers from other Persons during such period in reimbursement of Capital Expenditures made by the Borrowers, excluding interest capitalized during construction, by the Borrowers during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrowers (including equipment that is purchased simultaneously with the trade-in of existing equipment owned by any Borrower to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

     "Capitalized Lease" means, as applied to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Carve-Out" means, collectively, (i) in the event of the occurrence and during the continuance of a Default or Event of Default, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrowers and any statutory committees appointed in the Cases in an aggregate amount not in excess of $1,000,000 and (ii) the payment of unpaid fees pursuant to 28 U.S.C. ss. 1930 and to the Clerk of the Bankruptcy Court.

     "Cases" has the meaning set forth in the first Preliminary Statement.

     "Cash Collateral Account" means the account established by the Borrowers under the sole and exclusive control of the Agent maintained at the Office and designated as the "NutraMax Products, Inc. Cash Collateral Account" and used solely for the purposes set forth in Sections 2.1(C)(xii) and 2.6(B).

     "Change of Control" means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, a "Controlling Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), other than, individually or in the aggregate, the Junior Lenders, of more than 20% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the Parent, (ii) during any period of up to 24 consecutive months, commencing before or after the Closing Date, individuals who at the beginning of such 24-month period were directors of the Parent shall cease for any reason (other than due to death, disability or previously established mandatory retirement) to constitute a majority of the board of directors of the Parent, (iii) the Junior Lenders, individually or in the aggregate, cease to have beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of greater than 51% of the outstanding capital stock of the Parent and (iv) the chief executive officer, chief financial officer, chief operating officer or president of the Parent on the Closing Date cease to serve in such capacity and a replacement officer satisfactory to the Agent is not appointed within 60 days of thereof.

     "Closing Date" means the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 5.1 have been satisfied or waived.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all property and interests in property now owned or hereafter acquired by any Borrower in or upon which a Lien has been granted under any of the Loan Documents.

     "Commitment Fee" has the meaning set forth in Section 2.7(B).

     "Commitment Percentage" means at any time, with respect to each Lender, the percentage obtained by dividing its Revolving Commitment at such time by the Total Revolving Commitment at such time.

     "Concentration Account" means the deposit account maintained by the Agent at The Chase Manhattan Bank, which deposit account is under the sole dominion and control of the Agent.

     "Consummation Date" means the date of the substantial consummation (as defined in section 1101 of the Bankruptcy Code and that for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of any Borrower that is confirmed pursuant to an order of the Bankruptcy Court.

     "Default" means any event that, with lapse of time or notice or lapse of time and notice, will constitute an Event of Default.

     "Depository Account" means the depository accounts maintained by a Borrower for the collection of cash of the Borrowers and the proceeds from Collateral.

     "Dollars" and "$" means lawful money of the United States of America.

     "EBITDA" means, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrowers for such period plus (i) the sum of (a) depreciation expense, (b) amortization expense, (c) other non-cash expenses, (d) net total federal, state and local income tax expense, (e) gross interest expense for such period less gross interest income for such period, (f) extraordinary losses, (g) any non-recurring charge or restructuring charge, (h) the cumulative effect of any change in accounting principles and (i) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrowers' consolidated statement of income for such period minus (ii) extraordinary gains plus or minus (iii) the amount of cash received or expended in such period in respect of any amount that, under clauses (c) and (g) above, was taken into account in determining EBITDA for such or any prior period.

     "Eligible Accounts" means Accounts of each Borrower that at the time of determination meet all the following qualifications and is otherwise acceptable by the Agent as eligible, based on criteria that the Agent may from time to time otherwise establish and adjust in its sole credit judgment:

     (i) it is lawfully owned by such Borrower and not subject to any senior Lien or prior assignment, other than a Lien in favor of the Agent that secures the payment of the Obligations;

     (ii)   it is not unpaid 90 days after the invoice date therefor;

     (iii) it is not owing by a single Account Debtor if 20% or more of the balance owing by such Account Debtor to the Borrower remains unpaid 90 days after the invoice date therefor;

     (iv) the account debtor of which (a) is not a director, officer, employee, Subsidiary or Affiliate of such Borrower, (b) is not the United States of America or any department, agency or instrumentality thereof, (c) is not the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee, (d) has asserted a counterclaim or has a right of setoff or (e) is a resident of the United States of America or the Canadian provinces of Alberta, British Columbia, Manitoba, Ontario or Saskatchewan unless (1) such account debtor has supplied the applicable Borrower with an irrevocable letter of credit, issued by a financial institution satisfactory to the Agent or (2) the applicable Borrower has assigned to the Agent a credit insurance policy from an insurer satisfactory to the Agent, in each case sufficient to cover such Account in form and substance satisfactory to the Agent; and

     (v) for which the prospect of payment or performance by the account debtor of which is not or will not be (a) conditional upon the account debtor's approval or otherwise subject to any repurchase obligation or return right (as with sales made on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis) or (b) otherwise impaired as determined by the Agent in its sole credit judgement.

If any Account at any time ceases to be an Eligible Account by reason of its failure to meet any of the foregoing, or its failure to meet any other eligibility criteria established by the Agent in its sole credit judgment upon notice to the Parent, such Account shall promptly be excluded from the calculation of Eligible Accounts. With respect to any Eligible Account, if the Agent or the Required Lenders at any time after the Closing Date determine in their reasonable discretion that the prospect of payment or performance by the account debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Parent.

     "Eligible Assignee" means (i) a commercial bank having total assets in excess of $1,000,000,000, (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, that in the ordinary course of business extends credit of the type contemplated in this Agreement and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA or (iii) any other financial institution satisfactory to the Borrowers and the Agent.

     "Eligible Inventory" means Inventory of each Borrower (other than work in progress) that at the time of determination meets all the following qualifications and is otherwise acceptable as eligible, based on criteria that the Agent may from time to time otherwise establish and adjust in its sole credit judgment:

     (i) it is lawfully owned by such Borrower and not subject to any Lien or prior assignment, other than a Lien in favor of the Agent that secures the payment of the Obligations, and it is not held on consignment and may be lawfully sold;

     (ii) it is (a) located in such Borrower's distribution center, warehouses or retail locations listed on Schedule 8.13 or (b) located in other locations in the continental United States of America as the Agent shall have approved in writing from time to time, which approval shall be given upon such Borrower providing the Agent (1) with evidence, reasonably satisfactory to the Agent, of the Agent's perfected, first priority Lien on all Inventory of such Borrower located in such locations, (2) with evidence, reasonably satisfactory to the Agent, of the absence of any other Liens on any Inventory of such Borrower located in such locations and (3) to the extent such Inventory location is owned or operated by Person other than such Borrower and such Borrower is not a lessee with respect to such location, a bailment agreement, bailor/bailee financing statements and such other documentation and filings with respect to such location, in each case in form and substance acceptable to the Agent;

     (iii) it is not Inventory returned or rejected by such Borrower's customers (other than Inventory that is undamaged and resalable in the ordinary course of business) or returned to any of such Borrower's suppliers;

     (iv) it is not (a) Inventory constituting fruits, vegetables, produce, livestock products meats or meat products, (b) Inventory constituting pharmaceutical products that are subject to regulation by a Governmental Authority and not substantially similar to pharmaceutical products maintained by the Borrowers in recent historical operations prior to the Closing Date and
            (c) Inventory constituting perishable goods with a shelf-life of less than seven months; and

     (v) it is determined in the reasonable judgment of the Agent to be, when taken as a whole, substantially similar in quality and mix (giving effect to the seasonal nature of the Borrowers' businesses) to the Inventory maintained by such Borrower and described in the appraisal dated February 8, 2000, and prepared by Hilco/Great American.

If any Inventory at any time ceases to be Eligible Inventory by reason of its failure to meet any of the foregoing, or its failure to meet any other eligibility criteria established by the Agent in its sole credit judgment upon notice to the Parent, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. With respect to any Eligible Inventory, if the Agent or the Required Lenders at any time after the Closing Date determine in their reasonable discretion that the value as collateral for lending purposes with respect thereto is materially impaired for any reason whatsoever, such Inventory shall cease to be Eligible Inventory after notice of such determination is given to the Parent.

     "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent or other substance into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which a Borrower is a member and that is under common control within the meaning of Section 414(b) or
(c) of the Code and the regulations promulgated and rulings issued thereunder.

     "Eurodollar Loan" means any Loan or Borrowing bearing interest at a rate determined by reference to Adjusted LIBOR in accordance with the provisions of Section 2.

     "Eurodollar Reserve Percentage" means on any date the percentage (expressed as a decimal) established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority that is the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency Liabilities" (as defined in Regulation D issued by such Board of Governors), or any successor category of liabilities under Regulation D issued by such Board of Governors, as in effect from time to time. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in such percentage.

     "Event of Default" has the meaning set forth in Section 11.1.

     "Excess Cash Flow" means (i) EBITDA for any fiscal year of the Borrowers and their respective Subsidiaries minus (ii) for each such fiscal year for the Borrowers and their respective Subsidiaries, the sum of (a) all scheduled and required payments of principal of Indebtedness of the Borrowers and their respective Subsidiaries (including, without limitation, required principal payments of the Term Loan and Capital Leases) that were paid during such fiscal year plus (b) gross interest expense paid in cash for such fiscal year plus (c) total federal, state and local income tax expense paid in cash during such fiscal year plus (d) actual Capital Expenditures made during such fiscal year, in each case determined on a consolidated basis in accordance with GAAP.

     "Existing Agreements" means the Revolving Credit and Term Loan Agreement dated as of December 30, 1996, among the Parent, the lenders party thereto and Fleet National Bank (as successor to The First National Bank of Boston), as agent, and includes all promissory notes, letters of credit, interest rate protection agreements, indemnity agreements, cash management agreements, reimbursement agreements and the agreements granting security interests and Liens in property and assets of any Borrower or any Subsidiary to the Existing Lenders, including, without limitation, the security agreements, mortgages, leasehold mortgages, pledge agreements and guaranty agreements listed on Schedule 2, each of which documents was executed and delivered (to the extent party thereto) by a Borrower or a Subsidiary prior to the Petition Date, as each may have been amended or modified from time to time.

     "Existing Lender Claim" means the $4,000,000 portion of the claim under the Existing Agreements that is retained by the Existing Lenders.

     "Existing Lenders" means, collectively, those lenders to the Borrowers and their respective Subsidiaries (to the extent party thereto) under the Existing Agreements, and any agents therefor, together with any successors or assigns thereof.

     "Fees" means, collectively, the Commitment Fees and other fees described in Section 2.7.

     "Final Order" means an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Agreement and the other Loan Documents and granting the Liens and Superpriority Claim described in Section 4.1.

     "Fixed Charge Coverage Ratio" means, as of any date, the ratio of (i) an amount equal to (a) EBITDA minus (b) net total federal, state and local income tax expense to the extent included in the determination of net income (or net loss) of the Borrowers during such period to (ii) the sum of
(a) gross interest expense for such period less gross interest income for such period plus (b) all scheduled, required payments of principal of Indebtedness of the Borrowers and their respective Subsidiaries (including, without limitation, required principal payments of the Term Loan) that were due and payable during such period plus (c) Capital Expenditures made during such period, in each case determined on a consolidated basis in accordance with GAAP.

     "Foreign Subsidiary" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State or Commonwealth thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date, subject to the provisions of Section 1.3.

     "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States of America or foreign.

     "Indebtedness" means, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under Capitalized Leases, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (a) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (b) interest rate swap, cap or collar agreements and interest rate future or option contracts, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness,
(c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure a creditor against loss in respect of such Indebtedness and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section
4001(a)(18) of ERISA.

     "Interest Payment Date" means (i) as to any Eurodollar Loan, the last day of each Interest Period and (ii) as to all Base Rate Loans, the first Business Day of each month and the date on which any Base Rate Loans are converted to Eurodollar Loans under Section 2.5.

     "Interest Period" means, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan (including as a result of a conversion to Base Rate Loans) or on the last day of the preceding Interest Period applicable to such Eurodollar Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two or three months thereafter, as the Parent may elect in the related notice delivered under Sections 2.2(A) or 2.5; provided that (i) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period shall end later than the Maturity Date.

     "Inventory" has the meaning set forth in the Uniform Commercial Code and includes, without limitation, any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by a Borrower, which are held for sale or lease, furnished under any contract of service, or held as raw materials, work in process or supplies, and all materials used or consumed in a Borrower's business, and includes such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by a Borrower.

     "Investment" means (i) to purchase, hold or acquire all or substantially all of the assets of a business conducted by another Person, any capital stock of any other Person, any evidences of Indebtedness or other securities of another Person, (ii) to make or permit to exist any loans or advances to another Person or (iii) to make or permit to exist any investment in any other Person.

     "Junior Facility" means a subordinated debtor in possession loan made to the Borrowers by the Junior Lenders.

     "Junior Lenders" means, collectively, Cape Ann Investors LLC, Pelitus Capital Partners LLC and Mr. Bernard J. Korman.

     "Lenders" has the meaning set forth in the Preamble.

     "Letter of Credit" means any irrevocable letter of credit issued under
Section 2.1(C), which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrowers or any of their respective Subsidiaries or for such other purposes as are reasonably acceptable to the Agent and (iii) denominated in Dollars.

     "Letter of Credit Application and Reimbursement Agreement" means an application fora Letter of Credit and a reimbursement agreement therefor (whether in a single or several documents, taken together) as the Letter of Credit Issuer may request.

     "Letter of Credit Guaranty" means one or more guaranty agreements delivered by the Agent to the Letter of Credit Issuer, guaranteeing the Borrowers' Reimbursement Obligations, which guaranty agreements shall be in form and substance acceptable in all respects to the Agent, in its sole discretion, all amendments, restatements, substitutions, extensions and other modifications from time to time entered into with respect thereto.

     "Letter of Credit Issuer" means The Chase Manhattan Bank as an issuer of Letters of Credit under this Agreement and each other issuer of Letters of Credit under this Agreement that is approved by the Agent and the Borrowers.

     "Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all Reimbursement Obligations.

     "LIBOR" means the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) specified by notice to the Agent by the Reference Bank at which deposits in Dollars are offered by the Reference Bank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of the Interest Period for the Eurodollar Loan to be outstanding during such Interest Period and in an amount substantially equal to the amount of such Eurodollar Loan.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

     "Loans" means, collectively, the Revolving Loans and the Term Loan.

     "Loan Documents" means this Agreement, the Final Order, any promissory note issued under Section 2.3(F), the Letters of Credit, the Letter of Credit Guaranties, the Letter of Credit Application and Reimbursement Agreements and any other instrument or agreement executed and delivered in connection with this Agreement.

     "Material Adverse Effect" means (i) a material adverse effect upon the condition (financial or otherwise), operations, assets, business, properties, performance or prospects of the Borrowers, taken as a whole,
(ii) a material adverse effect on the ability of any of the Borrowers to perform their respective obligations under the Loan Documents or (iii) a material adverse effect on the ability of the Lenders or the Agent to enforce the Loan Documents.

     "Maturity Date" means the second anniversary of the Closing Date.

     "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which a Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a Single Employer Plan that (i) is maintained for employees of a Borrower or an ERISA Affiliate and at least one Person other than a Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which a Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

     "Net Casualty Proceeds" means, with respect to any damage, destruction or condemnation, as the case may be, of any property of such Person, the excess of (i) the gross amount of all insurance proceeds or condemnation awards received by such Person as a result of such damage destruction or condemnation over (ii) the sum (without duplication) of (a) the reasonable and customary legal and other professional fees and expenses actually incurred in connection with the receipt of such proceeds or awards and (b) all taxes and other governmental costs and expenses actually paid or estimated by such Person (in good faith) to be payable in cash in connection with the receipt of such proceeds or awards; provided that if, after the payment of all taxes and other governmental costs and expenses with respect to such proceeds, the amount of estimated taxes and other governmental costs and expenses, if any, under clause (ii)(b) above exceeded the amount actually paid in cash in respect of such proceeds, the aggregate amount of such excess shall, within two Business Days thereafter, be payable, under Section 2.6(B)(iv) as Net Casualty Proceeds.

     "Net Disposition Proceeds" means, in respect of any sale of assets, the proceeds of such sale after the payment of or reservation for expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, without limitation, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the Lenders.

     "Obligations" means (i) the due and punctual payment of principal of and interest on the Loans and Reimbursement Obligations and (ii) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrowers to the Lenders and the Agent under the Loan Documents.

     "Office" when used in connection with the Agent means its office located at 10 South LaSalle Street, Chicago, Illinois, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Parent and when used in connection with a Lender or the Letter of Credit Issuer means the office of such entity designated in writing from time to time by the Agent to the Parent.

     "Other Taxes" has the meaning set forth in Section 3.3.

     "Parent" has the meaning set forth in the Preamble.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency or entity performing substantially the same functions.

     "Pension Plan" means a defined benefit pension or retirement plan that meets and is subject to the requirements of Section 401(a) of the Code.

     "Permitted Investments" means, collectively:

     (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

     (ii) without limiting the provisions of clause (iv) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Rating Group or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

     (iii) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (a) any domestic office of the Agent or the bank with whom the Borrowers maintain their cash management system; provided that if such bank is not a -------- Lender under this Agreement, such bank shall have entered into an agreement with the Agent pursuant to which such bank waives all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (b) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Group or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

     (iv) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (a) the holding company of the Agent or (b) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has
            (1) a combined capital and surplus in excess of $250,000,000 and (2) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Rating Group or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

     (v) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (iii) above;

     (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (v) above; and

     (vii) to the extent owned on the Petition Date, investments in the capital stock of any direct or indirect Subsidiary of a Borrower.

     "Permitted Liens" means, collectively,

     (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Petition Date or thereafter imposed by law and created in the ordinary course of business;

     (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

     (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, that do not interfere materially with the ordinary conduct of the business of the Borrowers and that do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrowers;

     (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 9.3(iii) solely for the purpose of financing the acquisition of such property; and

     (vi) extensions, renewals or replacements of any Lien referred to in clauses (i) through (v) above; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

     "Person" means any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Petition Date" has the meaning set forth in the first Preliminary
Statement.

     "Plan" means a Single Employer Plan or a Multiemployer Plan.

     "Reference Bank" means The Chase Manhattan Bank.

     "Register" has the meaning set forth in Section 13.3(D).

     "Reimbursement Obligations" means, as to the Borrowers, the aggregate reimbursement or repayment obligations of the Borrowers under a Letter of Credit Application and Reimbursement Agreement or other similar document with respect to amounts drawn under Letters of Credit.

     "Reorganization Plan" means a plan of reorganization in any of the Cases.

     "Required Lenders" means, at any time, Lenders holding at least 51% of the sum of (i) the aggregate outstanding principal amount of the Term Loan and (ii) the aggregate principal amount of Revolving Loans outstanding or, if no Revolving Loans are outstanding, the Total Revolving Commitment.

     "Responsible Officer" means any executive officer of the Parent or any other officer of any Borrower designated in writing by the chief executive officer or chief financial officer of the Parent to the Agent as responsible for overseeing or reviewing compliance with this Agreement or any other Loan Document.

     "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender under this Agreement in the amount set forth opposite its name on Annex A or as may subsequently be set forth in the Register from time to time, as such commitment may be reduced from time to time under this Agreement.

     "Revolving Loans" has the meaning set forth in Section 2.1(A)(i).

     "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of a Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which a Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person. Unless the context otherwise requires, each reference to a Subsidiary in this Agreement is a reference to a Subsidiary of a Borrower.

     "Superpriority Claim" means a claim against any Borrowers in any of the Cases that is an administrative expense claim having priority over any or all administrative expenses of the kind specified in sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the Bankruptcy Code.

     "Tangible Net Worth" means, at any time, an amount equal to the Borrower's total assets minus total liabilities, determined on a consolidated basis in accordance with GAAP; provided that the resulting amount will be decreased by (i) the book value of all general intangibles of the Borrowers, including, without limitation, patents, trademarks, trade names, copyrights, deferred charges, non-competition payments, goodwill, unamortized loan and organization costs and other assets that are properly classified as "intangible assets" in accordance with GAAP, (ii) all loans by the Borrowers to its officers, directors and employees, (iii) Investments in Affiliates and (iv) all obligations owed to the Borrowers by any Affiliate or Subsidiary.

     "Taxes" has the meaning set forth in Section 3.3.

     "Term Loan" has the meaning set forth in Section 2.1(B).

     "Termination Date" means the earliest to occur of (i) the Maturity Date, (ii) the Consummation Date and (iii) the acceleration of the Loans and the termination of the Total Revolving Commitment in accordance with the terms of this Agreement.

     "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in
Section 4043(c)(9) of ERISA or 29 CFR ss.ss.2615.21 or 2615.23 and excluding events that could not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrowers taken as a whole, (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA or the incurrence of liability by a Borrower or any ERISA Affiliate under
Section 4064 of ERISA upon the termination of a Multiple Employer Plan,
(iii) providing notice of intent to terminate a Plan under Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Petition Date but not paid) that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

     "Total Revolving Commitment" means, at any time, the sum of the Revolving Commitments at such time. The Total Revolving Commitment on the Closing Date is $20,000,000.

     "Type" when used in respect of any Loan or Borrowing refers to the rate of interest (either Adjusted LIBOR or Base Rate) by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

     "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of Illinois, as it may be amended from time to time.

     "Unused Total Commitment" means, at any time, (i) the Total Revolving Commitment less (ii) the sum of (a) the outstanding principal amount of all Revolving Loans and (b) all Letter of Credit Outstandings.

     "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     1.2 Uniform Commercial Code Terms. Except as otherwise indicated, all terms not specifically defined in this Agreement that are defined, or used, in Article 9 of the Uniform Commercial Code have the respective meanings assigned to such terms in Article 9 of the Uniform Commercial Code.

     1.3 Accounting Terms. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with, and certificates of compliance with covenants shall be based upon, GAAP; provided that for purposes of determining compliance with any covenant set forth in Section 10, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 6.4. If any changes in accounting principals or practices from those used by the Borrowers on the Closing Date are occasioned after the Closing Date by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Agent under this Agreement or in the calculation of financial covenants, standards or terms contained in this Agreement or any other Loan Document, the Agent and the Parent agree to enter into negotiations in good faith to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrowers will be the same after such changes as they were before such changes. If the parties fail to agree on the amendment of such provisions, the Borrowers will furnish financial statements in accordance with such changes but will provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such change will be reviewed and certified by the Borrowers' accountants.

     1.4 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the words "from" or "commencing on" means "from and including" and the words "to," "through," "ending on" and "until" each mean "to but excluding."

     1.5 Headings and References. Section and other headings are for reference only, and do not affect the interpretation or meaning of any provision of this Agreement. Any Section or clause references are to this Agreement, unless otherwise specified. References to an annex, schedule or exhibit are, unless otherwise specified, to an Annex, Schedule or Exhibit attached to this Agreement. References in this Agreement and the other Loan Documents or any other agreement include this Agreement and the other Loan Documents and other agreements as the same may be amended, restated, supplemented or otherwise modified from time to time under their respective terms. A reference to any law, statute or regulation mean that law, statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor law, statute or regulation. A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement or any other Loan Document governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement or any other Loan Document. The provisions of this Agreement relating to Subsidiaries apply only during such times as a Borrower has one or more Subsidiaries.

     1.6 Construction. Each covenant contained in this Agreement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision in this Amendment or any other Loan Document refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. The term "including" is not limiting and means "including without limitation."

                             SECTION 2: CREDIT

     2.1 Credit Facilities. Upon the terms and subject to the conditions set forth in this Agreement (including, without limitation, the provisions of Section 2.2(D)), the Lenders, severally and not jointly with the other Lenders, agree to extend the following credit facilities to the Borrowers:

     (A) Revolving Loans. Each Lender will make revolving loans (collectively, the "Revolving Loans" and each a "Revolving Loan") to the Borrowers, on a joint and several basis, at any time and from time to time during the period commencing on the Closing Date and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings, the Revolving Commitment of such Lender, which Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the outstanding aggregate principal amount of all Revolving Loans plus the aggregate Letter of Credit Outstandings exceed the lesser of (i) the Total Revolving Commitment then in effect and (ii) the Borrowing Base then in effect. Each Revolving Loan shall be made by the Lenders pro rata in accordance with their respective Revolving Commitments; provided that the failure of any Lender to make any Revolving Loan shall not relieve the other Lenders of their obligations to lend.

     (B) Term Loan. The Lenders will make a term loan (the "Term Loan") to the Borrowers, on a joint and several basis, on the date the Final Order is entered by the Bankruptcy Court in the original principal amount of $10,000,000. The Term Loan shall be repaid in monthly installments of $166,666.67 on the first Business Day of each month (commencing on the first Business Day of the fourth month after the Closing Date, including the month in which the Closing Date occurs), with all remaining outstanding principal of the Term Loan, together with any accrued and unpaid interest thereon, payable on the Termination Date. No portion of the Term Loan that has been repaid may be reborrowed. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Obligations in connection with the Term Loan become immediately due and payable on the Termination Date.

     (C) Letters of Credit. To assist the Borrowers in establishing or opening Letters of Credit with the Letter of Credit Issuer, the Borrowers have requested the Agent join in the applications for such Letters of Credit or guarantee payment or performance of such Letters of Credit and any drafts or acceptances under such Letters of Credit through the issuance of a guaranty. The Agent agrees to issue a Letter of Credit Guaranty on behalf of the Borrowers for one or more Letters of Credit during the period from the Closing Date to the date that is 30 days prior to the Maturity Date. The Agent shall not have any obligation to arrange for a Letter of Credit Guaranty at any time:

     (a) if the aggregate Letter of Credit Obligations, after giving effect to the issuance of Letters of Credit requested under
            Section 2.2(C), exceeds $2,500,000 or if the aggregate outstanding principal amount of the Revolving Loans plus the then aggregate Letter of Credit Obligations exceeds the lesser of the Total Revolving Commitment then in effect and the Borrowing Base then in effect;

     (b) if the Agent receives written notice from the Required Lenders at or before 12:00 p.m. (Chicago, Illinois time) on the third Business Day immediately preceding the date on which the proposed Letter of Credit will be issued that one or more of the conditions precedent contained in Section 5 would not on such date be satisfied;

     (c) if the requested Letter of Credit has an expiration date later than the earlier of (1) the date that occurs 180 days following the date of issuance with respect to a commercial Letter of Credit or the date that occurs 360 days following the date of issuance with respect to a standby Letter of Credit or (2) the 15th Business Day immediately preceding the Maturity Date; or

     (d) if the applicable Letter of Credit is in a currency other than Dollars.

     (ii) Notwithstanding any provisions to the contrary in any Letter of Credit Application and Reimbursement Agreement, (a) the Borrowers shall reimburse the Letter of Credit Issuer for amounts drawn under each Letter of Credit no later than the date (the "Reimbursement Date") that is one Business Day after the Parent receives written notice from the Letter of Credit Issuer that a draft has been presented under such Letter of Credit by the beneficiary thereof and (b) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans that are Revolving Loans in accordance with Section 2.4(A) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans that are Revolving Loans in accordance with Section 2.4(D).

     (iii) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in this
Section 2.1(C), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in all obligations of the Agent with respect to such Letter of Credit.

     (iv) In the event that (a) any amount, charge, fee, commission, cost or expense is charged to the Agent for the account of the Borrowers by the Letter of Credit Issuer in connection with or arising out of Letters of Credit for the amount of any and all indebtedness, liability or obligation of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent or the Lenders under the Letter of Credit Guaranty upon payment by the Agent under the Letter of Credit Guaranty or (b) upon the occurrence of an Event of Default, the Letter of Credit Obligations exceeds the amount of the cash collateral in the Cash Collateral Account, then each Lender shall promptly and unconditionally pay to the Agent, in immediately available funds, the amount of such Lender's Commitment Percentage of such payment, pursuant to this Section 2.1(C)(iv). All such payments shall constitute Revolving Loans made to the Borrowers pursuant to Section 2.1(A) (irrespective of the satisfaction of the conditions in Section 5.2 or the requirement in Section 2.2(A) to deliver a notice of Borrowing, which conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to the Lenders, the Lenders irrevocably waive). If a Lender does not make its Commitment Percentage of the amount of such payment available to the Agent, such Lender agrees to pay to the Agent, forthwith on demand, such amount together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the rate applicable to Base Rate Loans that are Revolving Loans in accordance with Section 2.4(A). The failure of any such Lender to make available to the Agent its Commitment Percentage of any such payment shall neither relieve any other Lender of its obligation under this Agreement to make available to the Agent such other Lender's Commitment Percentage of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. This Section 2.1(C)(iv) does not relieve any Borrower of its obligation to pay or repay any Lender funding its Commitment Percentage of such payment pursuant to this Section 2.1(C)(iv) interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

     (v) The obligations of a Lender to make payments to the Agent with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

     (b) the existence of any claim, setoff, defense or other right that the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, Letter of Credit Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated in this Agreement or any unrelated transactions (including any underlying transactions between a Borrower or any other party and the beneficiary named in any Letter of Credit);

     (c) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

     (e) any failure by the Agent to provide any notices required under this Agreement relating to Letters of Credit; or

     (f)    the occurrence of any Default or Event of Default.

     (vi) The Borrowers agree that any action taken by the Agent or any Lender, if taken in good faith, and any action taken by the Letter of Credit Issuer, under or in connection with the Letters of Credit, the Letter of Credit Guaranty, the Letter of Credit Application and Reimbursement Agreement, the guarantees, the drafts or acceptances or the goods purported to be represented by any documents, shall be binding on the Borrowers (with respect to the Letter of Credit Issuer, the Agent and the Lenders) and shall not put the Agent or any Lender in any resulting liability to the Borrowers. In furtherance of the foregoing, (a) the Agent shall have the full right and authority to: clear and resolve any questions of non-compliance of documents; give any instructions as to acceptance or rejection of any documents or goods; execute any and all guaranties (and applications therefore), indemnities or delivery orders; grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances, all in the Agent's sole name and (b) the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Borrowers.

     (vii) None of the Agent, the Letter of Credit Issuer or any of the Lenders shall be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default or fraud by the shipper or anyone else in connection with any such goods or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrowers. Furthermore, without being limited by the foregoing, none of the Agent, the Letter of Credit Issuer or any of the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

     (viii) Without the Agent's prior consent and endorsement in writing, the Borrowers agree (a) not to: execute any applications for steamship or airway guaranties, indemnities or delivery orders; grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances and (b) after the occurrence of an Event of Default, not to clear and resolve any questions of non-compliance of documents or give any instructions as to acceptances or rejection of any documents or goods.

     (ix) The Borrowers agree that any necessary and material import, export or other license or certificates for the import or handling of Inventory will have been promptly procured, all foreign and domestic governmental laws and regulations in regard to the shipment and importation of Inventory or the financing thereof will have been promptly and fully complied with, and any certificates in that regard that the Agent may at any time reasonably request will be promptly furnished. In this connection, each Borrower represents and warrants that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate and are not prohibited by any such laws and regulations. As between the Borrowers, on the one hand, and the Agent, the Lenders and the Letter of Credit Issuer, on the other hand, the Borrowers assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties or levies. As between the Borrowers, on the one hand, and the Agent, the Lenders and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted or paid, shall be solely the Borrowers' risk, liability and responsibility.

     (x) Upon any payments made to the Letter of Credit Issuer under the Letter of Credit Guaranty, the Agent shall, without prejudice to its rights under this Agreement, acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrowers to the Letter of Credit Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained in this Agreement.

     (xi) In the event that the Borrowers are required to provide cash collateral for any Letter of Credit, the Borrowers shall deposit such cash collateral in the Cash Collateral Account, which cash collateral shall be held in the Cash Collateral Account until all Obligations have been paid in full in cash; provided that, when the Borrowers elect, and are not required to provide cash collateral for a Letter of Credit, the cash collateral for such Letter of Credit shall be returned to the Borrowers if at such time
(a) a Default or Event of Default has not occurred and is not continuing and (b) no Letter of Credit is outstanding and all Reimbursement Obligations have been paid in full.

     (xii) If upon the Termination Date any Letter of Credit will remain outstanding, the Borrowers will, on or prior to the Termination Date, (i) cause all Letters of Credit that expire after the Termination Date to be returned to the Letter of Credit Issuer undrawn and marked "canceled" or
(ii) if the Borrowers are unable to do so in whole or in part, either (a) provide a "back-to-back" letter of credit to the Letter of Credit Issuer in a form satisfactory to the Letter of Credit Issuer and the Agent (in their sole discretion), issued by a bank satisfactory to the Letter of Credit Issuer and the Agent (in their sole discretion), in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by the Letter of Credit Issuer or (b) deposit cash in the Cash Collateral Account in an amount equal to 105% of the Letter of Credit Outstandings, such cash to be remitted to the Borrowers upon the expiration, cancellation or other termination or satisfaction of the Letter of Credit Outstandings.

     2.2 Loan and Letter of Credit Procedures.
         ------------------------------------

     (A) Making of Revolving Loans. The Parent, on behalf of the Borrowers, shall give the Agent prior notice of each Borrowing of Revolving Loans under this Agreement of at least three Business Days for Eurodollar Loans and one Business Day for Base Rate Loans, Such notice of Borrowing shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000 in the case of Eurodollar Loans and $100,000 in the case of Base Rate Loans) and the date of such Borrowing (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 12:00 p.m. (Chicago, Illinois time) on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of Base Rate Loans, preceding the date on which such Borrowing is to be made. Such notice of Borrowing shall specify whether the Borrowing then being requested is to be a Borrowing of Base Rate Loans or Eurodollar Loans. If no election is made as to the Type of Revolving Loan, such notice shall be deemed a request for Borrowing of Base Rate Loans. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the Office no later than 12:00 noon (Chicago, Illinois time) in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any borrowing under this Agreement, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Parent and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 2:00 p.m. (Chicago, Illinois time).

     (B) Making of the Term Loan. The Term Loan will be made on the Closing Date. On or prior to the Closing Date, the Parent will give the Agent a notice of Borrowing that will specify whether the Term Loan is to be a Borrowing of Base Rate Loans, Eurodollar Loans or both. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of Base Rate Loans. The Agent shall promptly notify each Lender of its proportionate share of the Term Loan, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the Closing Date, each Lender shall make its share of the Term Loan available at the Office no later than 12:00 noon (Chicago, Illinois time) in immediately available funds. Upon receipt of such funds, the Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Parent and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 2:00 p.m. (Chicago, Illinois time).

     (C) Issuance of Letters of Credit. The Parent, on behalf of the Borrowers, shall give the Agent written notice that it is requesting that the Letter of Credit Issuer issue a Letter of Credit and that the Agent issue a Letter of Credit Guaranty not later than 12:00 p.m. (Chicago time) at least ten Business Days preceding the requested date for issuance of such Letter of Credit. Such notice of Letter of Credit shall specify (i) that the requested Letter of Credit is either a commercial Letter of Credit or a standby Letter of Credit, (ii) the face amount of the Letter of Credit requested, (iii) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (iv) the date on which such Letter of Credit is to expire, (v) the Person for whose benefit such Letter of Credit is to be issued, (vi) other relevant terms of such Letter of Credit and
(vii) the amount of the then outstanding Letter of Credit Obligations. The Agent shall promptly notify each Lender of such request for a Letter of Credit and the proposed date of issuance for such Letter of Credit.

     (D) Use of Cash Collateral. Notwithstanding anything in this Agreement to the contrary, the Borrowers shall not be permitted (i) to request a Borrowing under Section 2.2(A) or request the issuance of a Letter of Credit under Section 2.2(C) unless the Bankruptcy Court shall have entered the Final Order or (ii) to request a Borrowing under Sections 2.2(A) or 2.2(B) or request the issuance of a Letter of Credit under Section 2.2(C) unless the Borrowers shall at that time have the use of all cash collateral subject to an order of the Bankruptcy Court for the purposes described in
Section 6.10.

     2.3 Repayment of Loans; Evidence of Debt. Each Borrower unconditionally promises, jointly and severally, to pay to the Agent for the account of each Lender, in Dollars, (i) the principal amount of each Loan, interest and other amounts payable by the Agent in connection with any Loan and (ii) the amount of all Reimbursement Obligations, interest and other amounts payable by the Agent under or in connection with any Letter of Credit Guaranty, in each case when such amounts are due and payable, irrespective of any claim, setoff, defense or other right that the Borrowers may have at any time against the Agent or any other Person. Subject to the provisions of Section 11, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     (B) All payments and prepayments to be made in respect of principal, interest, Fees or other amounts due from the Borrowers under this Agreement or the other Loan Documents shall be payable at or before 12:00 p.m. (Chicago, Illinois time) on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Agent for the account of the Agent or the Lenders, as the case may be, at the Agent Account in funds immediately available at the Office without setoff, counterclaim or other deduction of any nature. The Agent shall maintain a separate loan account (the "Borrowers' Account") on its books in the name of the Borrowers in which the Borrowers will be charged with Loans made by the Agent or the Lenders to the Borrowers and with any other Obligations. The Borrowers and the Lenders authorize the Agent to, and the Agent may, from time to time charge the Borrowers' Account with any interest, Fees, expenses and other Obligations that are due and payable under this Agreement or any Loan Document. The Borrowers' Account will be credited one Business Day after receipt of immediately available funds in the Agent Account for all amounts actually received by the Agent. The Agent shall use reasonable efforts to provide the Borrowers with copies or other evidence of all charges to the Borrowers' Account promptly after such charges are made, provided that the failure to provide such copies or other evidence to the Borrowers shall not relieve the Borrowers of any of its obligations under this Agreement.

     (C) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (D) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made under this Agreement, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender under this Agreement and (iii) the amount of any sum received by the Agent under this Agreement for the account of the Lenders and each Lender's share thereof.

     (E) The entries made in the accounts maintained under Sections 2.3(C) or 2.3(D) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with the terms of this Agreement.

     (F) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit A. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment under Section 13.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     2.4 Interest on Loans. (A) Subject to the provisions of Section 2.4(D),
(i) each Revolving Loan that is a Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Base Rate plus 1.00% and (ii) each Borrowing under the Term Loan that is a Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Base Rate plus 2.00%.

     (B) Subject to the provisions of Section 2.4(D), (i) each Revolving Loan that is a Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to Adjusted LIBOR for such Interest Period in effect for such Borrowing plus 3.50% and
(ii) each Borrowing under the Term Loan that is a Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to Adjusted LIBOR for such Interest Period in effect for such Borrowing plus 4.50%.

     (C) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and, with respect to Eurodollar Loans, upon any repayment or prepayment thereof (on the amount prepaid). Interest in respect of any Loan under this Agreement shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type under Section 2.5.

     (D) Effective immediately upon the occurrence of any Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations, shall bear interest at a rate that is 2.00% per annum in excess of the rate of interest that is otherwise applicable to such Loans and other Obligations from time to time.

     2.5 Conversion and Continuation of Loans. Loans shall be either Base Rate Loans or Eurodollar Loans as the Borrowers may request subject to and in accordance with Sections 2.2(A), 2.5(B) and 2.5(C); provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided in this Agreement, be Loans of the same Type. Each Lender may fulfill its Revolving Commitment or its commitment to make the Term Loan with respect to any Eurodollar Loan or Base Rate Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office that will not result in the payment of increased costs by the Borrowers under Section
3.1. Subject to the provisions of Sections 2.2(A), 2.5(B) and 2.5(C), Borrowings of Loans of more than one Type may be incurred at the same time; provided that no more than three Borrowings of Eurodollar Loans may be outstanding at any time.

     (B) The Borrowers have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m. (Chicago, Illinois time) on the third Business Day preceding the date of any such conversion or continuation), (i) to convert any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (ii) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

     (a) as a condition to the conversion of Base Rate Loans to Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Default or Event of Default shall have occurred and be continuing at the time of such conversion or continuation;

     (b) if less than a full Borrowing of Loans shall be converted or continued, such conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such conversion or continuation;

     (c) the aggregate principal amount of Loans being converted shall be at least $1,000,000; provided that no partial conversion of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 in aggregate principal amount;

     (d) each Lender shall effect each conversion or continuation by applying the proceeds of its new Eurodollar Loan or Base Rate Loan, as the case may be, to its Loan being converted or continued;

     (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a conversion or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

     (f) a Borrowing of Eurodollar Loans may be converted or continued only on the last day of an Interest Period applicable thereto; and

     (g) each request for a conversion or continuation of a Borrowing of Eurodollar Loans that fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

     (C) In the event that the Borrowers shall not give notice to conversion of any Borrowing of Eurodollar Loans or to continue such Borrowing as Eurodollar Loans or shall not be entitled to convert or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be converted with a Borrowing of Base Rate Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrowers, promptly give each Lender notice of any conversion or continuation, in whole or part, of any Loan made by such Lender.

     2.6  Reduction of Revolving Commitment; Prepayments.
          ----------------------------------------------

     (A) Reduction and Termination of Revolving Commitment. Upon at least two Business Days' prior written notice to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Revolving Commitments shall be in the principal amount of $1,000,000 or any integral multiple thereof; provided that the Borrowers may not reduce the Total Revolving Commitment below $10,000,000 without reducing the Total Revolving Commitment in full. Simultaneously with each reduction or termination of the Revolving Commitments, the Borrowers shall pay to the Agent for the account of each Lender the Commitment Fee accrued on the amount of the Revolving Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Revolving Commitments under this Section 2.6(A) shall be applied pro rata to reduce the Revolving Commitment of each Lender.

     (B) Mandatory Prepayments. (i) If at any time the aggregate principal amount of the outstanding Revolving Loans plus the aggregate Letter of Credit Outstandings exceeds the lesser of (a) the Total Revolving Commitment and (b) the Borrowing Base, the Borrowers will within three Business Days (1) prepay the Revolving Loans in an amount necessary to cause the aggregate principal amount of the outstanding Revolving Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than the Total Revolving Commitment or Borrowing Base, as the case may be, and (2) if, after giving effect to the prepayment in full of the aggregate of the Revolving Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Cash Collateral Account exceeds the Total Revolving Commitment or the Borrowing Base, as the case may be, deposit into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Cash Collateral Account so exceeds the Total Revolving Commitment or the Borrowing Base, as the case may be.

     (ii) The Borrowers agree to make a prepayment of the Term Loan for each fiscal year (commencing with the fiscal year ending September 30, 2000), on the date the financial statements described in Section 7.1(A) are due for such fiscal year, in an amount equal to 50% of Excess Cash Flow for such fiscal year. Any such prepayments of the Term Loan pursuant to this
Section 2.6(B)(ii) shall be applied to the remaining installments thereof in the inverse order of maturity.

     (iii) As soon as practicable, but no later than three Business Days after the receipt of any Net Disposition Proceeds by any Borrower or Subsidiary, the Borrowers will deliver to the Agent a calculation of the amount of such Net Disposition Proceeds and make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds to be applied as follows: first, to the remaining installments of the Term Loan in the inverse order of maturity until repaid in full; second, to repay Revolving Loans until reduced to zero, and third to be deposited into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings is in excess of the amount of cash held in the Cash Collateral Account.

     (iv) As soon as practicable, but no later than 60 days following the receipt by any Borrower or Subsidiary of any Net Casualty Proceeds in excess of $50,000 (individually or in the aggregate over the course of a calendar year), the Borrowers will make a mandatory prepayment of the Loans in an amount equal to 100% of all Net Casualty Proceeds, to be applied as follows: first, to the remaining installments of the Term Loan in the inverse order of maturity until repaid in full; second, to repay Revolving Loans until reduced to zero, and third to be deposited into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings is in excess of the amount of cash held in the Cash Collateral Account; provided that (viii) no mandatory prepayment of Net Casualty Proceeds shall be required (a) if the Parent notifies the Agent no later than 60 days following the date of the casualty of the Borrowers' good faith intention to apply any Net Casualty Proceeds relating to such casualty to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and (b) to the extent the Borrowers use such Net Casualty Proceeds to begin rebuilding or replacing the damaged, destroyed or condemned assets or property within 180 days following the receipt of such Net Casualty Proceeds and continues diligently to complete such rebuilding or replacement of such damaged, destroyed or condemned assets or property within the time reasonably required therefor (the "Rebuilding and Replacement Work"), with the amount of Net Casualty Proceeds unused after the completion of such Rebuilding and Replacement Work being applied to the Loans as set forth in this Section 2.6(B)(iv).

     (v) Simultaneously with the reduction of the Total Revolving
Commitment to zero under Section 2.6(A), the Borrowers will make a mandatory prepayment of the outstanding principal amount of the Term Loan.

     (C) Optional Prepayments. The Borrowers have the right at any time and from time to time to prepay any Loans, in whole or in part, (i) with respect to Eurodollar Loans, upon at least three Business Days' prior written notice to the Agent and (ii) with respect to Base Rate Loans on the same Business Day if written notice is received by the Agent prior to 12:00 noon (Chicago, Illinois time) and thereafter upon at least one Business Day's prior written notice to the Agent; provided that (a) each such partial prepayment shall be in multiples of $100,000, (b) no prepayment of Eurodollar Loans shall be permitted under this Section 2.6(C) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in
Section 3.5(A) and (c) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from a Borrower under this Section 2.6(C), notify each Lender of the principal amount of the Loans held by such Lender that are to be prepaid, the prepayment date and the manner of application of the prepayment.

     (D) Application of Payments. Any partial prepayment of the Loans by the Borrowers under Sections 2.6(C) or 3.5 shall be applied as specified by the Borrowers or, in the absence of such specification, as determined by the Agent; provided that in the latter case no Eurodollar Loans shall be prepaid under Section 2.6(C) to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding Base Rate Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

     2.7  Fees.
          ----

     (A) Facility Fee. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Lenders, a facility fee of $750,000 payable on the Closing Date. The Agent acknowledges receipt of $250,000 prior to the Closing Date that will be applied to the fee described in this Section 2.7(A).

     (B) Commitment Fee. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Lenders, a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to the Termination Date, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 0.50% per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (i) monthly, in arrears, on the first calendar day of each month, (ii) on the Termination Date and (iii) as provided in Section 2.6(A), upon any reduction or termination in whole or in part of the Total Revolving Commitment.

     (C) Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 2.00% per annum on the undrawn face amount of such Letter of Credit Outstandings and (ii) to the Agent for the account of the Letter of Credit Issuer, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by the Letter of Credit Issuer as are customarily imposed by the Letter of Credit Issuer from time to time in connection with letter of credit transactions. Accrued fees described in clause (i) above in respect of each Letter of Credit shall be due and payable monthly in arrears on the first calendar day of each month and on the Termination Date. Accrued fees described in clause (ii) above in respect of each Letter of Credit shall be payable at times to be determined by the Letter of Credit Issuer and the Agent.

     (D) Agent's Fee. The Borrower shall pay to the Agent, for its own account, an annual agency fee of $100,000 payable on the Closing Date and each anniversary thereof.

     (E) Audit Fees. The Borrowers will pay to the Agent, on the last day of each month in which an audit, Account verification, inventory analysis or other business analysis is performed by or for the benefit of the Agent with respect to any Borrower, an amount equal to the sum of (i) audit fees in an amount equal to $750 per day for each person employed to perform such audit, verification or analysis and (ii) all reasonable out-of-pocket costs or expenses incurred by the Agent in the performance of any such audit, verification or analysis.

     (G) Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided in this Agreement. Once paid, none of the Fees shall be refundable under any circumstances.

     2.8 Pro Rata Treatment. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections 3.1 and 3.2) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans or participations in any Letter of Credit Guaranty and all Letter of Credit Outstandings and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to the Letter of Credit Issuer) shall be made pro rata among the Lenders in accordance with their respective Commitments. All payments by the Borrowers under this Agreement shall be (i) net of any tax applicable to the Borrowers and (ii) made in Dollars in immediately available funds at the Office by 12:00 noon (Chicago, Illinois time) on the date on which such payment shall be due.

     2.9 No Discharge; Survival of Claims. Each Borrower agrees that (i) its obligations under this Agreement shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Borrowers, under section 1141(d)(4) of the Bankruptcy Code, waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Lenders pursuant to the Final Order and described in Section 4.1 and the Liens granted to the Agent pursuant to the Final Order and described in Section 4 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

             SECTION 3: CHANGE IN CIRCUMSTANCES; INCREASED COSTS

     3.1 Reserve Requirements; Change in Circumstances. (A) Notwithstanding any other provision in this Agreement to the contrary, if after the Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable under this Agreement (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement that is reflected in Adjusted LIBOR) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender under this Agreement (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers will pay to such Lender in accordance with Section 3.1(C) such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (B) If any Lender shall have determined that the adoption or effectiveness after the Closing Date of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender, such Lender's Revolving Commitment or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (C) A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in Sections 3.1(A) and 3.1(B), as the case may be, shall be delivered to the Parent and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrowers if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

     (D) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section 3.1 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that has occurred or been imposed.

     3.2 Change in Legality. (A) Notwithstanding anything in this Agreement to the contrary. if (i) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated by this Agreement with respect to a Eurodollar Loan or (ii) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the Closing Date that adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Parent, such Lender may (a) declare that Eurodollar Loans will not thereafter be made by such Lender under this Agreement, whereupon any request by the Borrowers for a Eurodollar Loan shall, as to such Lender only, be deemed a request for an Base Rate Loan unless such declaration shall be subsequently withdrawn and (b) require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in Section 3.2(B). In the event any Lender shall exercise its rights under clause (a) or (b) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (B) A notice to the Parent by any Lender under Section 3.2(A) shall be effective, if lawful and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Parent.

     3.3 Taxes. (A) Any and all payments by a Borrower under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States of America or any jurisdiction under the laws of which the Agent or any such Lender (or Transferee) is organized or in which the applicable lending office of any such Lender (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Lender would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments under this Agreement to a Lender (or Transferee) in accordance with laws in effect on the later of the Closing Date and the date such Lender (or Transferee) becomes a Lender (or Transferee, as the case may be), but not excluding, with respect to such Lender (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrowers after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement to the Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (B) In addition, the Borrowers agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made under this Agreement or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (all such changes, "Other Taxes").

     (C) The Borrowers will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers under this Section 3.3(C), it shall promptly notify the Parent of the availability of such refund and shall, within 30 days after receipt of a request by a Borrower, apply for such refund at the Borrowers' expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers under this Section 3.3(C), it shall promptly notify the Parent of such refund and shall, within 30 days after receipt of a request by a Borrower (or promptly upon receipt, if a Borrower has requested application for such refund under this Section 3.3(C)), repay such refund to the Borrowers (to the extent of amounts that have been paid by the Borrowers under this Section 3.3(C) with respect to such refund plus interest that is received by the Lender (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without additional interest thereon; provided that the Borrowers, upon the request of such Lender (or Transferee) or the Agent, agree to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund. Nothing contained in this Section 3.3(C) shall require any Lender (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

     (D) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by a Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrowers will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

     (E) Without prejudice to the survival of any other agreement contained in this Section 3.3, such agreements and obligations survive the payment in full of the principal of and interest on all Loans.

     (F) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States of America shall, if legally able to do so, prior to the immediately following due date of any payment by a Borrower under this Agreement, deliver to the Parent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (i) Internal Revenue Service Form W-8 or W-9 and (ii) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (a) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States of America or (b) totally exempt from United States federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that such payments under this Agreement are not subject to United States federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Agent shall withhold taxes from such payments at the applicable statutory rate.

     (G) The Borrowers shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States federal withholding tax under Section 3.3(A) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of Section 3.3(F).

     (H) Any Lender (or Transferee) claiming any additional amounts payable under this Section 3.3 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Lender, be otherwise materially disadvantageous to such Lender (or Transferee).

     3.4 Inability to Determine LIBOR. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that reasonable means do not exist for ascertaining Adjusted LIBOR, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Parent and the Lenders, and any request by the Borrowers for a Borrowing of Eurodollar Loans (including pursuant to a conversion or continuation of Eurodollar Loans) under Section 2.2, 2.5(B) or 2.5(C) shall be deemed a request for a Borrowing of Base Rate Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of Base Rate Loans.

     3.5 Funding Losses. (A) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with Base Rate Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrowers deliver a notice of borrowing under Section 2.2 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations under this Agreement. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (a) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to Adjusted LIBOR for such Loan, for the period from the date of such payment or failure to borrow to the last day (1) in the case of a payment or conversion of Base Rate Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (2) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow over (b) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Parent from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

     (B) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered under Section 2.6(C), the Borrowers on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 3.5(A). Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                      SECTION 4: PRIORITY; COLLATERAL

     4.1 Priority and Liens. Each Borrower covenants, represents and warrants that, upon entry of the Final Order, the Obligations (i) pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the Bankruptcy Code, (ii)
pursuant to section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered prepetition and postpetition property of the Borrowers (other than the portion of the capital stock of each Foreign Subsidiary that is not subject to a Lien securing the Existing Agreements) and on all cash maintained in the Cash Collateral Account, the Concentration Account and each Depository Account and any direct investments of the funds contained therein, (iii) pursuant to section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all prepetition and postpetition property of the Borrowers (other than the property that is subject to existing Liens that presently secure the obligations of the Borrowers and their respective Subsidiaries under the Existing Agreements, as to which the Lien in favor of the Agent and the Lenders will be as described in clause (iv) below) that is subject to valid and perfected Liens in existence on the Petition Date or to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens and (iv) pursuant to section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all property of the Borrowers, including without limitation, Accounts, instruments, contract rights, chattel paper, general intangibles (including, without limitation, causes of action), Inventory, equipment, fixtures, documents of title, intellectual property, rights under license agreements, real estate (whether owned or leased) and all proceeds thereof, upon which a Lien has been granted (a) under the Existing Agreements to secure the Borrowers' and their respective Subsidiaries' prepetition Indebtedness under the Existing Agreements and (b) in connection with Adequate Protection Obligations, in all cases subject only to (1) the Carve-Out and (2) any Liens in existence on the Petition Date to which the Liens described in clauses (a) and (b) above are subject or become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code. The Lenders agree that so long as no Default or Event of Default shall have occurred, the Borrowers shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable, and such payments shall not reduce the Carve-Out; provided that following the Termination Date amounts in the Cash Collateral Account shall not be subject to the Carve-Out.

     4.2 Collateral. (A) To secure payment of the Obligations and performance of its obligations under this Agreement and the other Loan Documents, each Borrower grants, mortgages, hypothecates and pledges to the Agent on behalf of the Lenders a continuing lien upon and security interest in all of such Borrower's property, wherever located, whether now or hereafter existing, owned, licensed, leased (to the extent of such Borrower's leasehold interest in such property), consigned (to the extent of such Borrower's ownership interest in such property), arising or acquired, including, without limitation, all of such Borrower's right, title and interest in all Accounts, general intangibles (including without limitation such Borrower's causes of action, contract rights, intellectual property, rights under licencing agreements and tax refunds), chattel paper, instruments, documents, documents of title, Inventory, equipment, deposit accounts, goods, investment property, insurance proceeds of or relating to any of the foregoing, actions with respect to preferential transfers, fraudulent conveyances and other avoidance power claims and any recoveries of cash or proceeds of property representing recoveries under sections 544, 547, 548, 549, 550 or 553 of the Bankruptcy Code, books and records relating to any of the foregoing and accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

     (B) To secure payment of the Obligations and performance of its obligations under this Agreement and the other Loan Documents, each Borrower assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Lenders all of the right, title and interest of such Borrower in all real property the title to which is held by a Borrower, or the possession of which is held by the Borrowers under a leasehold interest, together in each case with all of the right, title and interest of such Borrower in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. If at any time after the Closing Date any Borrower acquires any fee interest in real property, such Borrower shall promptly notify the Agent thereof.

     (C) To secure payment of the Obligations and performance of its obligations under this Agreement and the other Loan Documents, each Borrower grants, mortgages, hypothecates and pledges to the Agent for the benefit of the Lenders a continuing lien upon and security interest in (i) all of the outstanding shares of capital stock of any Subsidiary of such Borrower (other than the portion of the capital stock of each Foreign Subsidiary that is not subject to a Lien securing the Existing Agreements),
(ii) any securities, dividends or distributions and any other right or property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and any other property substituted or exchanged for the foregoing and (iii) any and all products or proceeds of the foregoing.

     4.3 Security Interest in Accounts. Pursuant to section 364(c)(2) of the Bankruptcy Code, each Borrower assigns and pledges to the Agent, for its benefit and for the ratable benefit of the Lenders, and grants to the Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of such Borrower's right, title and interest in and to the Cash Collateral Account, the Concentration Account and each Depository Account and any direct investment of the funds contained therein. Cash held in the Cash Collateral Account, the Concentration Account or any Depository Account shall not be available for use by the Borrowers, whether pursuant to section 363 of the Bankruptcy Code or otherwise.

     4.4 Further Assurances. (A) Each Borrower acknowledges that, pursuant to the Final Order, the Liens in favor of the Agent on behalf of the Lenders in all of the Borrower's property shall be perfected without the recordation of any financing statements or instruments of mortgage or assignment. Each Borrower further agrees that, upon the request of the Agent, such Borrower shall execute, acknowledge and deliver, at the sole cost and expense of the Borrowers, all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to valid and perfected first priority Liens all the Collateral, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Lien intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent, the Lenders and the Letter of Credit Issuer the rights now or hereafter intended to be granted to the Agent, the Lenders and the Letter of Credit Issuer under this Agreement, any Loan Document or any other instrument under which any Borrower may be or may hereafter become bound to convey, mortgage or assign to the Agent, the Lenders and the Letter of Credit Issuer.

     (B) Without limiting the generality of Section 4.4(A), each Borrower agrees that, upon the request of the Agent, it will (i) promptly execute, deliver and record a first priority leasehold mortgage, leasehold deed of trust or assignment of lease, in any case in form and substance acceptable to the Agent, in favor of the Agent with respect to any lease of real property, whether such Borrower is lessee or lessor (including, without limitation, under a so-called ground lease or net lease), which Lease shall expressly permit the mortgaging thereof to the Agent, contain non-disturbance provisions reasonably satisfactory to the Agent and include such other customary lender protections as may be reasonably required by the Agent, (ii) promptly execute, deliver and record a first priority mortgage or deed of trust (subject only to Permitted Liens) in favor of the Agent covering such Borrower's real property interest in any real property now or hereafter owned in fee simple, in form and substance satisfactory to the Agent, and provide the Agent with a title insurance policy covering such real property interest in an amount equal to the purchase price thereof, a current ALTA survey thereof, a surveyor's certificate and such other certificates, opinions and documents as may be requested by the Agent, in each case in form and substance satisfactory to the Agent and
(iii) use its commercially reasonable efforts (but not requiring any payment to be made by the Borrowers) to deliver to the Agent a landlord waiver, in form and substance satisfactory to the Agent, executed by each of the Borrowers' lessors of real property.

                      SECTION 5: CONDITIONS OF LENDING

     5.1 Conditions Precedent to Initial Loans and Letters of Credit. The obligation of the Lenders to make the initial Loans or the Letter of Credit Issuer to issue the initial Letter of Credit is subject to the following conditions precedent (which conditions precedent must be satisfied no later than the earlier of (i) 60 days following the Petition Date and (ii) two days after the entry of the Final Order):

     (A) Loan Documents and other Closing Documents. The Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent:

     (i) this Agreement, any promissory notes requested under Section 2.3(F) and each other Loan Document;

     (ii)   the Budget; and

     (iii) a certificate signed by a Responsible Officer on behalf of the Borrowers dated as of the Closing Date, affirming the matters set forth in Sections 5.2(C) and 5.2(D) as of the Closing Date.

     (B)    Supporting Documents. The Agent shall have received for each
Borrower:

     (i) a copy of such Borrower's articles certificate of incorporation, certificate of limited partnership, certificate of formation or other instrument of organization, in each case as amended, certified as of a recent date by the Secretary of State of the state of its organization;

     (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by such Borrower and as to the charter documents on file in the office of such Secretary of State; and

     (iii) a certificate of the secretary or an assistant secretary of such Borrower dated the Closing Date and certifying (a) that attached thereto is a true and complete copy of the by-laws, partnership agreement, limited liability company agreement or other operative document of such Borrower as in effect on the Closing Date, (b) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, general partner, managing member or other governing body of such Borrower authorizing the Borrowings and Letter of Credit extensions under this Agreement, the execution, delivery and performance of this Agreement and the other Loan Documents and the granting of the security interest in the Cash Collateral Account, the Concentration Account and each Depository Account and other Liens contemplated by the Loan Documents, (c) that the charter documents of such Borrower have not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished under clause
            (i) above and (d) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the other Loan Documents (such certificate to contain a certification by another officer of such Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

     (C) Final Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Lenders shall have received a certified copy of the Final Order in substantially the form of Exhibit B (with such modifications as the Agent may approve in its discretion), which Final Order will (i) have been entered by the Bankruptcy Court no later than 45 days after the Petition Date, (ii) have been entered, with the consent or non-objection of a preponderance, as determined by the Agent in its sole judgment, of the Existing Lenders, upon an application or motion of the Borrowers reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Existing Lenders) as may in each case be reasonably satisfactory to the Agent, (iii) grant the Agent and the Lenders the Superpriority Claim and the Liens described in Section
4.1. (iv) approve this Agreement and the other Loan Documents, (v) approve the payment by the Borrowers of all of the Fees set forth in Section 2.7,
(vi) be in full force and effect and (vii) not have been stayed, reversed, modified or amended in any respect. If the Final Order is the subject of a pending appeal in any respect, neither the making of Loans nor the issuance of Letters of Credit nor the performance by the Borrowers of any of their respective obligations under this Agreement or the other Loan Documents or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

     (D) Superpriority Claim. No other claim having a priority superior or pari passu with those granted by the Final Order to the Agent and the Lenders shall be granted while any portion of the Loans (or refinancing thereof) or the commitment under this Agreement remains outstanding.

     (E) Adequate Protection Obligations. The order of the Bankruptcy Court with respect to the Adequate Protection Obligations shall be in form and substance satisfactory to the Agent in its sole discretion.

     (F) Bankruptcy Court Orders; Petitions. All of the Bankruptcy Court's orders entered in the Cases (including, without limitation, the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases) and the voluntary petitions filed by each Borrower to commence its Case shall be reasonably satisfactory in form and substance to the Agent.

     (G) Excess Availability. (i) The lesser of the Borrowing Base on the Closing Date and the Total Revolving Commitment minus (ii) all Revolving Loans and Letters of Credit to be made or issued on the Closing Date is greater than or equal to $5,000,000.

     (H) Interim Financing; Existing Lenders. All indebtedness, obligations and liabilities of the Borrowers under the interim financing provided to the Borrowers by the Existing Lenders on or about the Petition Date have been repaid in full (or will be repaid with the proceeds of the Loans). The Existing Lenders' claim under the Existing Agreements will have been reduced by up to $36,500,000 as a result of (i) up to a $32,500,000 cash payment from the Borrowers to the Existing Lenders on the Closing Date and
(ii) the retention by the Existing Lenders of the Existing Lender Claim. Immediately after such reduction, the Existing Lenders will assign all of their respective right, title and interest in and to the claim represented by the Existing Agreements (other than that represented by the Existing Lender Claim) to the Junior Lenders. The terms and conditions of the Existing Lender Claim shall be satisfactory to the Agent. The Existing Lender Claim shall be subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Agent. The Bankruptcy Court shall have entered an order in form and substance satisfactory to the Agent with respect to the Existing Lender Claim and such order shall (i) be in full force and effect and (ii) not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders.

     (I) Junior Facility. The Borrowers have received at least $18,000,000 from the Junior Facility, the terms and conditions of which are satisfactory to the Agent. The Junior Facility shall be subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Agent. The Bankruptcy Court shall have entered an order in form and substance satisfactory to the Agent with respect to the Junior Facility and such order shall (i) be in full force and effect and (ii) not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders.

     (J) Corporate and Judicial Proceedings. All corporate, partnership, limited liability company and similar proceedings, and all judicial proceedings, and all instruments and agreements in connection with the transactions among the Borrowers, the Agent and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

     (K) Cash Management System. The cash management system of the Borrowers shall be satisfactory to the Agent and such cash management system has been approved by the Bankruptcy Court pursuant to an order acceptable to the Agent. The Borrowers shall have delivered to the Agent
(i) original depository account notices substantially in the form of Exhibit C and (ii) blocked account agreements substantially in the form of Exhibit D, in each case duly executed by the appropriate Borrowers, for each of the financial institutions at which a Depository Account is maintained on the Closing Date.

     (L) Compliance with Laws. The Borrowers shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrowers relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be reasonably satisfied that the Borrowers are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

     (M) Other Conditions. Each of the conditions precedent set forth in
Section 5.2 have been satisfied. The Agent shall have received such other documents as the Agent may reasonably request.

     (N) Other Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent and shall have discussed the Borrowers' business plan previously delivered to the Agent with the Borrowers' management and shall be satisfied with the nature and substance of such discussions.

     5.2 Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the Letter of Credit Issuer to issue each Letter of Credit, including the initial Revolving Loans, the initial Letters of Credit and the Term Loan, is subject to the following conditions precedent:

     (A) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.2.

     (B) Letter of Credit Application. With respect a request for a Letter of Credit, the Borrowers shall have executed and delivered to the Letter of Credit Issuer a Letter of Credit Application and Reimbursement Agreement, in form and substance satisfactory to the Agent, together with such other certificates, documents and other papers and information as the Letter of Credit Issuer or Agent may request and the terms of the proposed Letter of Credit shall be satisfactory to the Agent in the exercise of its reasonable discretion.

     (C) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

     (D) No Default. On the date of each Borrowing or the issuance of each Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

     (E) Orders. The Final Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders. If the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by any Borrower of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

     (F) Payment of Fees. The Borrowers shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under this Agreement.

     (G) Borrowing Base Certificate. The Agent shall have received the timely delivery of the most recent Borrowing Base Certificate (dated no more than 14 days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered under this Agreement, which Borrowing Base Certificate shall include supporting schedules as required by the Agent.

     The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit under the Agreement shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 5.2 have been satisfied or waived at that time.

                  SECTION 6: REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to make Loans and issue or participate in Letters of Credit, each Borrower jointly and severally represents and warrants to the Agent and the Lenders as follows:

     6.1 Organization and Authority. Each Borrower (i) is an organization duly organized and validly existing under the laws of the State of its organization and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, (ii) subject to the entry by the Bankruptcy Court of the Final Order, has the requisite organizational power and authority to effect the transactions contemplated by this Agreement and the other Loan Documents and (iii) subject to the entry by the Bankruptcy Court of the Final Order, has all requisite organizational power and authority and the legal right to own, pledge, mortgage and operate its properties and to conduct its business as now or currently proposed to be conducted.

     6.2 Due Execution. Upon the entry by the Bankruptcy Court of the Final Order, the execution, delivery and performance by each Borrower of the Loan Documents to which it is a party (i) are within the respective organizational powers of such Borrower, have been duly authorized by all necessary organizational action, including the consent of shareholders where required, and do not (a) contravene the charter or by-laws of Borrower, (b) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States) or any order or decree of any court or Governmental Authority, (c) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Petition Date or any material lease, agreement or other instrument entered into after the Petition Date binding on such Borrower or any of its properties or (d) result in or require the creation or imposition of any Lien upon any of the property of such Borrower other than the Liens granted under the Loan Documents. The execution, delivery and performance by each Borrower of each of the Loan Documents to which it is a party do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Final Order. Upon the entry by the Bankruptcy Court of the Final Order, this Agreement has been duly executed and delivered by each Borrower. This Agreement is, and each of the other Loan Documents to which each Borrower is or will be a party, when delivered, will be, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms and the Final Order.

     6.3 Disclosure. The information that has been delivered in writing by the Borrowers or any of their respective Subsidiaries to the Agent or to the Bankruptcy Court in connection with any Loan Document and any financial statement delivered under any Loan Document (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrowers or such Subsidiaries to be reasonable at the time such projections were furnished.

     6.4 Financial Statements. The Borrowers have furnished the Lenders with copies of each financial statement described on Schedule 6.4. Such financial statements present fairly the financial condition and results of operations of the Borrowers and their respective Subsidiaries on a consolidated basis as of such dates and for such periods and such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrowers and their respective Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No Material Adverse Effect has occurred from that set forth in the Borrowers' reviewed consolidated balance sheet dated January 29, 2000, other than those that customarily occur as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections previously made available to the Agent).

     6.5 Subsidiaries. No Borrower owns a Subsidiary, whether directly or indirectly, other than as listed on Schedule 6.5. Each of the Persons listed on Schedule 6.5 is a wholly owned, direct or indirect Subsidiary of a Borrower.

     6.6 Liens. Except for Liens existing on the Petition Date as reflected on Schedule 6.6, there are no Liens of any nature whatsoever on any assets of the Borrowers or any of their respective Subsidiaries other than (i) Liens granted pursuant to the Existing Agreements, (ii) Permitted Liens,
(iii) Liens permitted under Section 9.1(ii) and (iv) Liens in favor of the Agent and the Lenders. Neither a Borrower nor any Subsidiary is a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of a Borrower or a Subsidiary or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Lenders as provided for in the Loan Documents.

     6.7 Compliance with Law. (A) (i) Except as set forth in Schedule 6.7, to the Borrowers' knowledge the operations of the Borrowers comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., (ii) to the Borrowers' knowledge, none of the operations of the Borrowers is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure by a Borrower or any of its Subsidiaries is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or federal environmental law or regulations) into the environment and (iii) to the Borrowers' knowledge, the Borrowers do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

     (B) No Borrower is, to the best of its knowledge, in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, could reasonably be expected to have a Material Adverse Effect.

     6.8 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrowers, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrowers.

     6.9 The Final Order. On the date of the making of any Loan or the issuance of any Letter of Credit, the Final Order shall have been entered and shall not have been amended, stayed, vacated or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations, the Lenders shall, subject to the provisions of Section 11.2, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for under the Loan Documents, without further application to or order by the Bankruptcy Court.

     6.10 Use of Proceeds. The proceeds of the Loans shall be used (i) to repay in full the interim financing provided to the Borrowers by the Existing Lenders on or about the Petition Date in an amount up to $5,000,000, (ii) to repay in part the Existing Lenders with respect to the Existing Agreements on the Closing Date in an amount, together with the proceeds of the Junior Facility, not to exceed $32,500,000 in the aggregate, which repayment will be made in accordance with the Final Order and as described in Section 5.2(H) (provided that the total repayments permitted under clause (i) above and this clause (ii) may not exceed $37,000,000), (iii) to pay fees and expenses relating to the Cases and (iv) for working capital requirements of the Borrowers and their respective Subsidiaries. The proceeds of the Term Loan may not be used for any purpose other than to repay the Existing Lenders with respect to the Existing Agreements as described in the preceding sentence. The proceeds of the Loans and Letters of Credit may not be advanced to or funded to the Foreign Subsidiaries; provided that the Borrowers may, from and after the Petition Date, purchase product and inventory from the Foreign Subsidiaries and pay for such purchases in the ordinary course of business on customary trade terms consistent with past practice.

     6.11 Litigation. Other than as set forth on Schedule 6.11, there are no unstayed actions, suits or proceedings pending or, to the knowledge of any Borrower or Subsidiary, threatened against or affecting any Borrower or Subsidiary or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect.

     6.12 Governmental Regulation. No Borrower is limited in its ability to incur Indebtedness or its ability to consummate the transactions contemplated by the Loan Documents by reason of regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation. No Borrower is an entity that is required to be registered as an investment company under the Investment Company Act of 1940.

     6.13 Payment of Taxes. Except as set forth on Schedule 6.13, all tax returns and reports of each of the Borrowers required to be filed have been timely filed (after giving effect to any extensions) and all taxes, assessments, fees and other governmental charges shown to be due and payable on said returns have been timely paid and all other taxes, assessments, fees and other governmental charges imposed upon it or any of its property by any Governmental Authority have been timely paid other than any taxes, assessments, fees or other charges (i) which are being contested in good faith by such Borrower by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and (ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made. No Borrower has any knowledge of any proposed assessment against it or any other Borrower that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     6.14 Assets and Properties. Each Borrower has good and marketable title or leasehold interests, as applicable, to all of its material assets and property (tangible and intangible), and all such assets and property are free and clear of all Liens except Liens securing the Obligations and Permitted Liens. Substantially all of the assets and property owned by, leased to or used by such Borrower are in good operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any Loan Document, will affect any right, title or interest of such Borrower in and to any of such assets in a manner that would have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Borrowers' registered patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights, and all licenses therefor, are listed on Schedule 6.14.

     6.15 Bank Accounts. The Borrowers' Depository Accounts are listed on
Schedule 6.15(A). Except for the Depository Accounts, the Cash Collateral Account, the Concentration Account and as set forth on Schedule 6.15(B), no Borrower maintains a bank account or deposits funds with any financial institution other than the Agent.

                      SECTION 7: REPORTING REQUIREMENTS

     From the Closing Date and for so long as any Revolving Commitment is in effect, any Letter of Credit remains outstanding (in a face amount in excess of the amount of cash then held in the Cash Collateral Account or in excess of the face amount of back-to-back letters of credit delivered, in each case under Section 2.1(C)(xii)) or any amount remains outstanding or unpaid under this Agreement, each Borrower agrees that, unless the Required Lenders otherwise consent in writing, the Borrowers will, and will cause their respective Subsidiaries to:

     7.1 Financial Statements and Reports. Deliver to the Agent and each of the Lenders:

     (A) within 90 days after the end of each fiscal year, the Borrowers' consolidated and consolidating balance sheet and related statement of income and, with respect to the Borrowers' consolidated balance sheet, cash flows, showing the financial condition of the Borrowers and their respective Subsidiaries on a consolidated and consolidating basis as of the close of such fiscal year and the results of their respective operations during such year, such financial statements to be audited by independent public accountants of recognized national standing acceptable to the Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Responsible Officer to the effect that such financial statements fairly present the financial condition and results of operations of the Borrowers and their respective Subsidiaries on a consolidated and consolidating basis in accordance with GAAP;

     (B) within 30 days after the end of each calendar month, the Borrowers' consolidated and consolidating balance sheets and related statements of income and, with respect to the Borrowers' consolidated balance sheet, cash flows, showing the financial condition of the Borrowers and their respective Subsidiaries on a consolidated and consolidating basis as of the close of such month and the results of their operations during such month, each certified by a Responsible Officer as fairly presenting the financial condition and results of operations of the Borrowers and their respective Subsidiaries on a consolidated and consolidating basis in accordance with GAAP, subject to normal year-end audit adjustments;

     (C) concurrently with any delivery of financial statements under
Section 7.1(A) or 7.11(B), as applicable, (i) a certificate of a Responsible Officer (a) certifying that no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (b) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 10 and (ii) a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of such accountants accompanying the audited financial statements delivered under Section 7.1(A) certifying that, in the course of the regular audit of the business of the Borrowers and their respective Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

     (D) as soon as available, but no more than 30 days after the end of each month, the unaudited monthly cash flow reports of the Borrowers and their respective Subsidiaries on a consolidated basis and as of the close of such fiscal month and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year;

     (E) within 30 days after the end of each calendar quarter, quarterly financial projections for the following six fiscal month period;

     (F) as soon as possible, and in any event within 45 days of the Closing Date, a consolidated and consolidating pro forma balance sheet of the Borrowers' and their respective Subsidiaries' financial condition as of the Petition Date;

     (G) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of such commission or with any national securities exchange, as the case may be;

     (H) as soon as available and in any event (i) within 30 days after any Borrower or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of a Borrower or an ERISA Affiliate has occurred and (ii) within 10 days after any Borrower or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Responsible Officer describing such Termination Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto;

     (I) promptly and in any event within 10 days after receipt thereof by any Borrower or any ERISA Affiliates from the PBGC, copies of each notice received by such Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of such Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

     (J) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of any Borrower or any ERISA Affiliate;

     (K) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any Borrower or any ERISA Affiliate to make timely payments to a Plan, a copy of any such notice filed and a statement of a Responsible Officer setting forth
(i) sufficient information necessary to determine the amount of the Lien under Section 302(f)(3) of ERISA, (ii) the reason for the failure to make the required payments and (iii) the action, if any, which such Borrowers or such ERISA Affiliate proposes to take with respect thereto;

     (L) promptly and in any event within 10 days after receipt thereof by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by a Borrower or an ERISA Affiliate concerning
(i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (iv) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above;

     (M) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Borrower or any of their respective Subsidiaries, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Lender, may reasonably request; and

     (N) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of a Borrower or any Subsidiary with the Bankruptcy Court in the Cases or distributed by or on behalf of a Borrower or any Subsidiary to any official committee appointed in the Cases.

     7.2 Borrowing Base Certificate.

     (A) By 12:00 p.m. (Chicago, Illinois time) (i) three Business Days after the Saturday of each week and (ii) 25 days after the end of each fiscal month (and on any other date on which the Agent reasonably requests), the Borrowers shall furnish to the Agent a Borrowing Base Certificate certified as true and correct by a Responsible Officer, setting forth the Borrowing Base and the other information required therein as of the Borrowers' close of business on the Saturday of the immediately preceding week (in the case of the weekly Borrowing Base Certificates) or as of the Borrowers' close of business on the last day of each fiscal month (in the case of subsequent monthly Borrowing Base Certificates), in each case together with such other information with respect to the Eligible Accounts and Eligible Inventory of the Borrowers as the Agent may reasonably request; it being understood that Inventory reports contained in the monthly Borrowing Base Certificates will be reconciled, but the Inventory reports contained in the weekly Borrowing Base Certificates will not.

     (B) In the event of any dispute about the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof, the Agent's good faith judgment controls.

     (C) The Borrowing Base set forth in a Borrowing Base Certificate is effective from and including the date such Borrowing Base Certificate is duly received by the Agent to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Agent, unless the Agent disputes the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof by notice of such dispute to the Parent, in which case the value of such asset shall, at the discretion of the Borrowers, either not be included in the Borrowing Base or be included in the Borrowing Base with a value reasonably acceptable to the Agent.

     (D) Each Borrowing Base Certificate shall be accompanied by backup schedules showing the derivation thereof and containing such detail and such other and further information as the Agent may reasonably request from time to time.

     (E) Concurrently with the delivery of each Borrowing Base Certificate, the Borrowers shall give notice to the Agent of any mandatory prepayment required pursuant to Section 2.6(B)(i), which notice shall specify a prepayment date no later than the earlier of the date on which such Borrowing Base Certificate is given and the date on which such Borrowing Base Certificate is required to be provided to the Lenders hereunder.

     (F) Notwithstanding anything to the contrary in this Section 7.2, in no event shall any single element of value or asset be counted twice in determining the Borrowing Base.

                      SECTION 8: AFFIRMATIVE COVENANTS

     From the Closing Date and for so long as any Revolving Commitment is in effect, any Letter of Credit remains outstanding (in a face amount in excess of the amount of cash then held in the Cash Collateral Account or in excess of the face amount of back-to-back letters of credit delivered, in each case under Section 2.1(C)(xii)) or any amount remains outstanding or unpaid under this Agreement, each Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, the Borrowers will, and will cause their respective Subsidiaries to:

     8.1 Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) if in the reasonable business judgment of such Borrower it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises and (ii) such failure to preserve such rights, privileges, qualifications, permits, licenses and franchises could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.2 Compliance with Laws. Comply with the charter and by-laws or other organizational or governing documents of such Person and any law, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement, permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

     8.3 Insurance. (i) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrowers or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area and (ii) maintain such other insurance or self insurance as may be required by law.

     8.4 Obligations and Taxes. Pay all its material obligations arising after the Petition Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Petition Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Petition Date that, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided that the Borrowers and their respective Subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof is contested in good faith by appropriate proceedings and the Borrowers and their respective Subsidiaries have set aside on their books adequate reserves therefor.

     8.5 Notice of Default. Promptly give to the Agent notice in writing of any Default or Event of Default.

     8.6 Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrowers and their respective Subsidiaries and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrowers or their respective Subsidiaries to the Agent or the Lenders under this Agreement or for otherwise ascertaining compliance with this Agreement. At any reasonable time and from time to time during regular business hours, upon reasonable notice, the Borrower will permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrowers and to conduct examinations of and to monitor the Collateral.

     8.7 Maintenance of Financial Statements. Keep or cause to be kept financial statements in accordance with GAAP.

     8.8 Audits. At any time upon the request of the Agent or the Required Lenders through the Agent, permit the Agent or professionals (including consultants, accountants and appraisers) retained by the Agent to conduct evaluations and appraisals of (i) the Borrowers' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith.

     8.9 ERISA Compliance. Establish, maintain and operate, and cause each of its ERISA Affiliates to establish, maintain and operate, all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

     8.10 Maintenance of Property. Maintain in all material respects all of its owned and leased property in good, safe and insurable condition and repair and in accordance with any applicable manufacturers' specifications and recommendations, not permit, commit or suffer to exist any waste (except in the ordinary course of business) or abandonment of any such property and, from time to time, make or cause to be made all material repairs, renewal and replacements thereof; provided that such property may be altered or renovated in the ordinary course of business.

     8.11 Condemnation. Immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its owned or leased real property, notify the Agent of the pendency of such proceeding, permit the Agent to participate in any such proceeding and, from time to time, deliver to the Agent all instruments reasonably requested by the Agent to permit the Agent's participation in such proceedings.

     8.12 Borrowing Base. Maintain all Revolving Loans and Letters of Credit in compliance with the then current Borrowing Base.

     8.13 Change in Collateral; Collateral Records. Provide the Agent with not less than thirty days' prior written notice of any change in the location of any Collateral, other than to locations listed on Schedule
8.13. The Borrowers shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Liens granted on the Collateral. Each Borrower agrees to execute and deliver to the Agent for the benefit of the Agent from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral; provided that any Borrower's failure to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's Lien in the Collateral.

     8.14  Cash Management System.
           ----------------------

     (A) The Borrowers shall maintain their cash management system as such system exists on the Closing Date or as such system may be modified by the terms of this Agreement. The Borrower shall (i) cause all cash and all proceeds from Accounts and the sale of Inventory to be deposited into the Depository Accounts in the ordinary course of business, (ii) cause all funds in the Depository Accounts to be transferred into the Concentration Account on a daily basis, (iii) cause all cash deposited in the Concentration Account to be sent by wire transfer to the Agent Account on a daily basis, (iv) instruct the Agent to cause all funds transferred to the Agent Account to be credited to the Borrowers and applied to reduce the Obligations as set forth in Section 2.3(B), (v) take all such actions as the Agent deems necessary or advisable to send all cash, all proceeds from the sale of Inventory, all proceeds from the collection of Accounts, and all other remittances and other proceeds of Collateral to the Agent Account to be applied to the Obligations as set forth in Section 2.3(B) and (vi) from and after the Closing Date, take such actions as the Agent deems necessary or advisable to grant to the Agent dominion and control over the funds in the Concentration Account. The Borrowers shall promptly, and in any event not later than three days after the opening of any such new account, notify the Agent in writing of the creation of any new Depository Account and shall at the time of such notice execute and deliver to the Agent a depository account notice and blocked account agreement, in each case as described in Section 5.1(K).

     (B) Upon receipt by any Borrower of collections of cash and any proceeds of Collateral, such Borrower shall immediately deposit all such payments into the Concentration Account or any Depository Account. The Borrowers shall cause all funds in the Depository Accounts to be promptly transferred to the Concentration Account.

     8.15 Leases. Upon the request of the Agent, provide the Agent with a copy of each lease of real property to which a Borrower is a party, whether as lessor or lessee. Each Borrower shall (i) comply in all material aspects with all of its respective obligations under such leases, (ii) not modify, amend, extend or otherwise change any of the terms, covenants or conditions of any such leases if such modification, amendment, extension or other change could have a Material Adverse Effect, (iii) not assign, sublease, terminate or cancel any of such leases, (iv) upon the request of the Agent, provide the Agent with a copy of each notice of default under any such lease received by such Borrower immediately upon receipt thereof and deliver to the Agent a copy of each notice of default sent by such Borrower under any such lease simultaneously with its delivery of such notice under such lease, (v) notify the Agent, not later than 60 days prior to the last date on which any Borrower may exercise any renewal or extension option granted to such Borrower under any such lease, that such Borrower has exercised its right to renew or extend such lease or not to renew or extend any such lease and, if such Borrower intends to renew such lease, the terms and conditions of such renewal, (vi) notify the Agent at least 14 days prior to the date such Borrower becomes liable under any new lease for real property and (vii) promptly notify the Agent of such Borrower's receipt of any notice or other knowledge of the commencement or threat of commencement of any foreclosure or other repossession action by any holder of a mortgage or deed of trust encumbering any fee simple interest with respect to which such Borrower leases or conducts other operations.

     8.16 Post-Closing Requirements. As soon as possible after the Closing Date, but in any event no later than June 16, 2000, the Borrowers will deliver to the Agent, and the Agent must be satisfied (in its discretion) with, (i) the Borrowers' re-stated financial statements for the fiscal year ended September 30, 1999, which re-stated financial statements and the information presented therein will be consistent with the Borrowers' internally prepared financial statements for such fiscal year provided to the Agent prior to April 27, 2000, and (ii) the "reviewed" financial statements of the Borrowers for the period from October 1, 1999, through March 31, 2000, which "reviewed" financial statements and the information presented therein will be consistent with the Borrowers' internally prepared financial statements for such period provided to the Agent prior to April 27, 2000 (or, in the case of the "reviewed" financial statements for March 31, 2000, the Borrowers' internally prepared financial statements for March 31, 2000, provided to the Agent prior to the Closing Date), such review to be performed by Arthur Andersen or such other public accounting firm mutually agreed upon by the Parent and the Agent and who is retained by the Borrowers (and consented to by the Agent) and paid for by the Borrowers. As soon as possible, but no later than ___ days after the Closing Date, the Borrowers will substantially comply with the recommended remedial actions set forth in (a) the letters dated April 5, 2000, from Clayton Group Services, Inc. to the Agent (copies of which have been provided to the Borrowers) with respect to the Borrowers' Northampton, Massachusetts and Brockton, Massachusetts locations and (b) the letter dated March 24, 2000, from Clayton Group Services, Inc. to the Agent (a copy of which have been provided to the Borrowers) with respect to the Borrowers' Elmwood Park, New Jersey.

                        SECTION 9: NEGATIVE COVENANTS

     From the Closing Date and for so long as any Revolving Commitment is in effect, any Letter of Credit under remains outstanding (in a face amount in excess of the amount of cash then held in the Cash Collateral Account or in excess of the face amount of back-to-back Letters of Credit delivered, in each case under Section 2.1(C)(xii)) or any amount remains outstanding or unpaid under this Agreement, each Borrower agrees that, unless the Required Lenders otherwise consent in writing, the Borrowers will not (and will not apply to the Bankruptcy Court for authority to) and will not permit their respective Subsidiaries to:

     9.1 Liens. Incur, create, assume or suffer to exist any Lien on any asset of a Borrower or a Subsidiary now owned or hereafter acquired by a Borrower or a Subsidiary, other than (i) Liens which were existing on the Petition Date as reflected on Schedule 6.6 and Liens granted under the Existing Agreements, (ii) Liens granted in connection with the Adequate Protection Obligations; provided that the Final Order provides that the holder of such Liens shall not be permitted to take any action to foreclose with respect to such Liens so long as any amounts shall remain outstanding under this Agreement or any Revolving Commitment shall be in effect, (iii) Permitted Liens, (iv) Liens in favor of the Junior Lenders under the Junior Facility, (v) Liens in favor of the Agent and the Lenders and (vi) Liens securing purchase money Indebtedness or Capitalized Leases permitted by
Section 9.3(iii).

     9.2 Mergers or Consolidations. Be, or permit any Subsidiary to be, a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person; provided that any Borrower may merge with any other Borrower and any wholly owned Subsidiary of a Borrower may mer with such Borrower so long as the Borrower is the surviving entity of such merger.

     9.3 Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, other than (i) Indebtedness under this Agreement, (ii) Indebtedness incurred prior to the Petition Date (including existing Capitalized Leases), (iii) Indebtedness incurred subsequent to the Petition Date secured by purchase money Liens or Capitalized Leases in an aggregate amount not to exceed $500,000 during any twelve-month period, (iv) Indebtedness incurred in connection with the Junior Facility or, to the extent applicable, the Existing Lender Claim and (v) Indebtedness arising from Investments among the Borrowers that are permitted under the Agreement.

     9.4 Use of Proceeds. Use the proceeds of (i) the Revolving Loans or the Letters of Credit for purposes other than those set forth in Section
6.10 or (ii) any Loan to purchase or carry "margin stock" as such term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System of the United States.

     9.5 Capital Expenditures. Make cumulative Capital Expenditures in an aggregate amount in excess $1,000,000 in any twelve-month period.

     9.6 Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, other than (i) for any guaranty of Indebtedness or other obligations of any Borrower and if such Borrower could have incurred such Indebtedness or obligations under this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     9.7 Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Superpriority Claim that is pari passu with or senior to the claims of the Agent and the Lenders against the Borrowers under this Agreement, other than the Carve-Out.

     9.8 Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes; provided that any of a Borrower's Subsidiaries may pay dividends to such Borrower.

     9.9 Transactions with Affiliates. Except as set forth on Schedule 9.9, sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates other than the Borrowers and other than in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower than could be obtained on an arm's-length basis from unrelated third parties.

     9.10 Investments. Make any Investment, other than (i) ownership by the Borrowers of the capital stock of each of the Subsidiaries listed on
Schedule 6.5, (ii) Permitted Investments, (iii) deposits to vendors and suppliers not to exceed $1,000,000 outstanding at any time and (iv) advances and loans among the Borrowers and its Subsidiaries in the ordinary course of business.

     9.11 Disposition of Assets. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any of its Subsidiaries) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) sales of obsolete or worn-out inventory or equipment and (iii) sales of surplus equipment no longer used in production.

     9.12 Nature of Business. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Petition Date or the manner in which such business is conducted (except as required by the Bankruptcy Code).

     9.13 Sales and Leasebacks; Operating Leases. Become liable, by assumption or otherwise, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) that such Borrower has sold or transferred or will sell or transfer to any other Person or (ii) that such Borrower intends to use for substantially the same purposes as any other asset which it has sold or transferred or will sell or transfer to any other Person in connection with such lease. No Borrower shall become liable in any way, whether directly or by assignment or otherwise, for the obligations of a lessee under any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capitalized Lease unless, immediately after giving effect to the incurrence of liability with respect to such lease, the aggregate amount of the annual obligations and indebtedness of the Borrowers in respect of leases of property (whether real, personal or mixed) other than Capitalized Leases does not exceed $250,000.

     9.14 ERISA. Do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect:

     (i) engage, or knowingly permit any Borrower to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor or any Person succeeding to the functions thereof;

     (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA or 412 of the Code), with respect to any Plan, that has not been waived;

     (iii) fail, or permit any Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien;

     (iv) terminate, or permit any Borrower to terminate, any Plan that would result in any liability of any Borrower or any ERISA Affiliate under Title IV of ERISA or under such Plan; or

     (v) fail, or permit any Borrower to fail, to pay any required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code or Section 302 of ERISA on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien.

     9.15 Environmental. Become legally obligated, whether by settlement, stipulation, nonappealable judgment, nonappealable conclusion of an administrative proceeding or statute, for any liabilities and costs (including, without limitation, all liabilities, obligations, responsibilities, losses, damages, personal injury, death costs, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future) that exceed $150,000 in the aggregate arising out of or relating to (i) the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property (a "Release") or threatened Release at any location of any waste, pollutant (as that term is defined in 42 U.S.C. 9601(33) or in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6901), radioactive material, special waste, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including, without limitation, polychlorinated biphenyls, and asbestos ("Contaminants") into the environment, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property, (ii) any action required to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care or (iii) any violation of any federal, state or local law, ordinance, rule, regulation, permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health or safety, including but not limited to the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq., the Resource Conservation and Recovery Act of 1986, 42 U.S.C. ss.ss. 6901 et seq., any so-called "Superfund" or "Superlien" law and the Toxic Substances Control Act, each as from time to time hereafter in effect and together with any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

     9.16 Amendment of Certain Documents. Amend, supplement or otherwise change (i) its articles or certificate of incorporation, partnership agreement, certificate of limited partnership, certificate of limited liability or operating agreement (or the equivalent organizational documents), (ii) the by-laws (or the equivalent governing documents) and
(iii) any document setting forth the designation, amount or relative rights, limitations and preferences of any class or series of its capital stock, partnership interests or membership interests, as the case may be, in each case in any material respect.

     9.17 Matters Respecting the Cases. (i) Seek, consent to or suffer to exist any modification, stay, vacation or amendment to the Final Order,
(ii) prior to the date on which the Obligations have been paid in full in cash and the Revolving Commitments have been terminated, pay any administrative expenses, except for (a) administrative expense claims incurred in the ordinary course of the business of the Borrowers in accordance with the terms of the Final Order and (b) expenses included within the Carve-Out in accordance with the terms of the Final Order or
(iii) prior to the date on which the Obligations have been paid in full in cash and the Revolving Commitments have been terminated, make any payments or transfer any property in excess of $250,000 in the aggregate on account of claims asserted by any of the Borrowers' vendors for reclamation in accordance with Section 2-702 of the Uniform Commercial Code and Section 546(h) of the Bankruptcy Code.

     9.18 Restricted Payments. Make any payment or other distribution, whether in cash, property, securities or a combination thereof, (i) to the Junior Lenders with respect to the Junior Facility other than in accordance with the subordination agreement described in Section 5.1(H), (ii) to the Junior Lenders or any other equity holder of the Parent's capital stock for any other reason, including, without limitation, management, advisor or other similar fees or reimbursement of costs and expenses, (iii) to the Existing Lenders with respect to the Existing Lender Claim other than in accordance with the subordination agreement described in Section 5.1(I) or
(iv) with respect to Adequate Protection Obligations.

                      SECTION 10: FINANCIAL COVENANTS

     From the Closing Date and for so long as any Revolving Commitment is in effect, any Letter of Credit remains outstanding (in a face amount in excess of the amount of cash then held in the Cash Collateral Account or in excess of the face amount of back-to-back Letters of Credit delivered, in each case under Section 2.1(C)(xii)) or any amount remains outstanding or unpaid under this Agreement, each Borrower agrees that, unless the Required Lenders otherwise consent in writing, the Borrowers will not and will not permit the Subsidiaries to:

     10.1 Tangible Net Worth. Permit Tangible Net Worth, as measured on the last day of each fiscal quarter, to be less than [TO COME].

     10.2 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as measured on the last day of each month to be less than [TO COME].

     10.3 Compliance with the Budget. Prior to the date that the Borrowers' deliver, and the Agent accepts the satisfaction of, all of the financial statements described in Section 8.16, the Borrowers will [TO COME].

                  SECTION 11: EVENTS OF DEFAULT; REMEDIES

     11.1 Events of Default. Each of the following shall constitute an event of default (each, an "Event of Default") under this Agreement:

     (A) any material representation or warranty made by a Borrower in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions under this Agreement or any material statement or representation made in any report, financial statement, certificate or other document furnished by a Borrower or any Subsidiary to the Agent or the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered;

     (B) default shall be made in the payment of any (i) Fees or interest on the Loans when due and such default shall continue unremedied for more than two Business Days or (ii) principal of the Loans or other amounts payable by the Borrower under this Agreement (including, without limitation, Reimbursement Obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (C) default shall be made by a Borrower or any Subsidiary in the due observance or performance of any covenant, condition or agreement contained in Section 7, 8.5, 8.12, 8.13, 8.14, 9 or 10;

     (D) default shall be made by the Borrower or any of its Subsidiaries in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and not set forth in Section 11.1(A), 11.1(B) or 11.1(C) and such default shall continue unremedied for more than 15 days after the occurrence thereof;

     (E) any of the Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by a Borrower for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases that is pari passu with or senior to the claims of the Agent and the Lenders against the Borrowers or there shall arise or be granted any such pari passu or senior Superpriority Claim;

     (F) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any Borrower that have a value in excess of $25,000 in the aggregate;

     (G) an order with respect to the Cases shall be entered by the Bankruptcy Court confirming a Reorganization Plan that does not contain a provision for termination of the Revolving Commitments and payment in full in cash of all Obligations on or before the effective date of, or substantial consummation of, such Reorganization Plan;

     (H)    a Change of Control occurs;

     (I) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on a Borrower or a Borrower shall so assert in any pleading filed in any court;

     (J) a Borrower files any pleading seeking, or otherwise consenting to, (i) the invalidation, subordination or other challenging of the Liens granted to secure the Obligations under this Agreement or the other Loan Documents or (ii) any relief under section 506(c) of the Bankruptcy Code against the Agent or any Lender with respect to any property which secures the Obligations under this Agreement or the other Loan Documents;

     (K) a Loan Document under which a Borrower or any Affiliate purports to grant to the Agent a Lien on any of its property shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms of the Loan Documents, first priority Lien on or security interest in any Collateral purported to be covered thereby;

     (L) a Borrower, or any Affiliate of any Borrower that is a party to any Loan Document, shall fail to pay when due any principal, interest, premium or other payment obligation with respect to any Indebtedness the aggregate outstanding principal balance of which exceeds of $150,000, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, cause a mandatory prepayment or repurchase of such Indebtedness or to permit the acceleration of the maturity of such Indebtedness or permit the holders to require a mandatory prepayment or repurchase of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid, repurchased or redeemed (other than by a regularly scheduled required prepayment or redemption), prior to the stated maturity thereof;

     (M) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying the Final Order or terminating the use of cash collateral by the Borrowers;

     (N) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $100,000 shall be rendered against a Borrower and the enforcement thereof shall not have been stayed;

     (O) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of its Subsidiaries that does or could reasonably be expected to have a Material Adverse Effect and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (P) except as permitted by the orders entered by the Bankruptcy Court prior to the Closing Date and the Final Order, the Borrowers shall make any payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any prepetition Indebtedness or trade payables or other prepetition claims against a Borrower, including, without limitation, reclamation claims and any amount due to a Foreign Subsidiary that arose prior to the Petition Date, other than payments authorized by the Bankruptcy Court (i) in respect of accrued payroll and related expenses and employee benefits as of the Petition Date and (ii) in respect of Adequate Protection Obligations;

     (Q) any Termination Event described in clauses (iii) or (iv) of the definition of Termination Event shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses
            (iii) or (iv)) shall have occurred and then exist is equal to or greater than $100,000;

     (R) (i) a Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) such Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $100,000 allocable to post-petition obligations or requires payments exceeding $50,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by such Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received;

     (S) a Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $100,000;

     (T) a Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Petition Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $100,000; or

     (U) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that a Borrower or any of its Subsidiaries is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which could reasonably be expected to have a Material Adverse Effect and the enforcement thereof shall not have been stayed;

     11.2 Remedies. If an Event of Default occurs, and at any time thereafter during the continuance of such Event of Default, then without further order of or application to the Bankruptcy Court the Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower (with a copy to counsel for any statutory committee appointed in the Cases, to counsel for the Existing Lenders and to the United States Trustee for the District of Delaware), take one or more of the following actions at the same or different times (provided that with respect to clause (D) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (E) below, the Agent shall provide the Borrower (with a copy to counsel for any statutory committee in the Cases, to counsel for the Existing Lenders and to the United States Trustee for the District of Delaware) with five Business Days' written notice prior to taking the action contemplated thereby):

     (A)    immediately terminate the Total Revolving Commitment;

     (B) declare the Loans then outstanding to be immediately due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued under this Agreement and the other Loan Document, shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Borrowers notwithstanding anything contained in this Agreement or the other Loan Document to the contrary;

     (C) require the Borrowers upon demand to immediately deposit in the Cash Collateral Account cash in an amount which, together with any amounts then held in the Cash Collateral Account, is equal to the sum of 105% of the then outstanding Letters of Credit (and to the extent the Borrowers shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrowers maintained with the Agent in such amount five Business Days' after the giving of the notice referred to in this Section 11.2);

     (D) set-off amounts in the Cash Collateral Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrowers under this Agreement and the other Loan Documents; and

     (E) exercise any and all remedies under this Agreement and the Loan Documents and under applicable law available to the Agent and the Lenders.

     11.3 Right of Set-Off. Subject to the provisions of Section 11.2, upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Lender to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Agent agrees promptly to notify the Parent after any such set-off and application made by such Lender or by the Agent, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Agent under this Section
11.3 are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

                           SECTION 12: THE AGENT

     12.1 Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Lender irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms of the Loan Documents, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents.

     12.2 Advances and Payments. (A) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Revolving Commitment. Should the Agent do so, each of the Lenders agrees immediately to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

     (B) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled under Sections 2.7(A), 2.7(D), 2.7(E), 2.7(F), 12.6, 13.5 and 13.6), the application of which is not otherwise provided for in this Agreement shall be applied: first, to the payment of any Fees, expenses or other Obligations (other than principal and interest on the Loans) due and payable to the Lenders under the Loan Documents; second, to the payment of interest due on the Obligations; and third, to the payment of principal due on the Loans (provided that scheduled payments of principal under the Term Loan will be made to the Term Loan in accordance with Section 2.1(B)), in each case in accordance with Section 2.8. All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

     12.3 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender (i) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (ii) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata; provided that if any such non-pro rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to Section 11.3) or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation.

     12.4 Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 13.10.

     12.5 Liability of Agent. (A) The Agent when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants, or agreements of this Agreement or any other Loan Document.

     (B) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender or by the Borrowers of any of their respective obligations under this Agreement or any other Loan Document.

     (C) The Agent, in its capacity as Agent, shall be entitled to rely on any communication, instrument or document reasonably believed by such Person to be genuine or correct and to have been signed or sent by a person or persons believed by such Person to be the proper person or persons and such Person shall be entitled to rely on advice of legal counsel, independent public accountants and other professional advisers and experts selected by such Person.

     12.6 Reimbursement and Indemnification. Each Lender agrees (i) to reimburse (a) the Agent for such Lender's pro rata portion, in accordance with the then outstanding principal amount of the Loans or participations in any Letter of Credit Guaranty and all Letter of Credit Outstandings, of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers and (b) the Agent for such Lender's pro rata portion, in accordance with the then outstanding principal amount of the Loans or participations in any Letter of Credit Guaranty and all Letter of Credit Outstandings, of any expenses of the Agent incurred for the benefit of the Lenders that the Borrower has agreed to reimburse pursuant to Section 13.5 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct).

     12.7 Rights of Agent. It is understood and agreed that the Agent shall have the same rights and powers under this Agreement (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers or any of their respective Subsidiaries, as though it were not the Agent of the Lenders under this Agreement.

     12.8 Independent Lenders. Each Lender acknowledges that it has decided to enter into this Agreement and to make the Loans based on its own analysis of the transactions contemplated by this Agreement and of the creditworthiness of the Borrowers and agrees that the Agent shall bear no responsibility therefor.

     12.9 Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by the Agent.

     12.10 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Parent. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrowers. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation under this Agreement as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                            SECTION 13: GENERAL

     13.1 Notices. Notices and other communications provided for in this Agreement shall be in writing (including telex, facsimile or cable communication) and shall be mailed, telexed, transmitted, cabled or delivered to the appropriate Person at its address set forth Schedule 13.1 or such other address as such person may from time to time designate by giving written notice to the other parties under this Section 13.1. All notices and other communications given to any Person in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender, in each case addressed to such Person as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party; provided that notices to the Agent under Sections 2 and 3 and with respect to a change in address will be effective only when received by the Agent.

     13.2 Survival of Agreement, Representations and Warranties. All warranties, representations and covenants made by the Borrowers in any Loan Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due under this Agreement is outstanding and unpaid and so long as the Revolving Commitments have not been terminated.

     13.3 Successors and Assigns. (A) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders and their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Revolving Commitment, in which event, without limiting the foregoing, the provisions of Section 3.1 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrowers' liability, if any, under Sections 3.1 and 3.3 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.8, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers that (i) reduce any Fees payable to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable under this Agreement or (iii) extend the maturity of the Borrower's obligations under this Agreement ). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation with respect to the Borrower.

     (B) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Commitment and the same portion of the related Loans at the time owing to it); provided that (i) such assignment is made pro rata among the Revolving Loans, Term Loan and Revolving Commitment held by such Lender,
(ii) other than in the case of an assignment to a Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Agent and the Letter of Credit Issuer must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (iii) the aggregate amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrowers and the Agent, in no event be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrowers shall have no liability) and (v) The CIT Group/Business Credit, Inc. and its Affiliates will hold, after giving effect to any assignment under this
Section 13.3, at least 66% of the outstanding Revolving Loans, the outstanding Term Loan and the Total Revolving Commitment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (a) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (b) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party to this Agreement).

     (C) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties to this Agreement as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any of the other Loan Documents; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by this Agreement and reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (D) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (E) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Letter of Credit Issuer (to the extent such consent is required), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Parent (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 13.3(E).

     (F) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 13.4.

     (G) Upon the request of the Agent, the Borrowers agree to cooperate with the Agent in the Agent's efforts to sell participations in this Agreement (as described in Section 13.3(A)) and assign to one or more Lenders or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 13.3(B)).

     13.4 Confidentiality. Each Lender agrees to keep any information delivered or made available by any Borrower to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing in this Section 13.4 shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) that has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required,
(vi) to the extent reasonably required in connection with the exercise of any remedy under this Agreement, (vii) to such Lender's legal counsel and independent auditors and (viii) to any actual or proposed participant or assignee of all or part of its rights subject to Section 13.3(F). Each Lender shall use reasonable efforts to notify the Parent of any required disclosure under clause (ii) above.

     13.5 Expenses. The Borrowers agree to pay all reasonable and documented out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of counsel to the Agent and any internal or third-party appraisers, consultants and auditors advising the Agent) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated by this Agreement and the other Loan Documents, the syndication of the transactions contemplated by this Agreement and the other Loan Documents, the reasonable and customary costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders and the Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders or the Agent. Such payments shall be made on the date of the Final Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. The obligations of the Borrowers under this Section 13.5 survive the termination of this Agreement or the payment of the Loans.

     13.6 Indemnity. (A) Each Borrower agrees to indemnify and hold harmless the Agent and the Lenders and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated by this Agreement and the other Loan Documents, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrowers under this Section 13.6(A) survive the termination of this Agreement or the payment of the Loans.

     (B) The Borrowers agree, jointly and severally, to unconditionally indemnify the Agent and each Lender for, and to hold the Agent and each Lender harmless from, any and all loss, claim or liability incurred by the Agent or any such Lender arising from any transaction or occurrence relating to any Letter of Credit or any draft thereunder, the Letter of Credit Guaranty or the Letter of Credit Application and Reimbursement Agreement, including any loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Agent or such Lender as determined by a final judgment of a court of competent jurisdiction. The Borrowers further agree to hold the Agent and each Lender harmless from any errors or omission, negligence or misconduct by the Letter of Credit Issuer. The Borrowers' unconditional obligation to the Agent and each Lender under this Section 13.6(B) shall not be modified or diminished for any reason or in any manner whatsoever and survive the termination of this Agreement or the payment of the Loans. The Borrowers agree that any charges incurred by Agent for the Borrowers' account by the Letter of Credit Issuer shall be conclusive and binding on the Borrowers absent manifest error.

     13.7 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     13.8 No Waiver. No failure on the part of the Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     13.9 Extension of Maturity. Should any payment of principal of or interest or any other amount due under this Agreement become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     13.10 Amendments. No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided that:

     (i) no such modification or amendment shall without the written consent of all of the Lenders (a) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (b) amend this Section 13.10 or the definition of Required Lenders, (c) amend or modify the Superpriority Claim status of the Lenders contemplated by
            Section 4.1 or (d) release all or any substantial portion of the Liens granted to the Agent under the Loan Documents;

     (ii) no such modification or amendment shall without the written consent of the Lender affected thereby (a) increase the Revolving Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Revolving Commitment of a Lender) or (b) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest under this Agreement or reduce any Fees payable under this Agreement or extend the final maturity of the Borrower's obligations under this Agreement; or

     (iii) no such amendment or modification may adversely affect the rights and obligations of the Agent or the Letter of Credit Issuer without its prior written consent.

No notice to or demand on the Borrowers shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstances. Any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against a Borrower unless signed by such Borrowers.

     13.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     13.13 Prior Agreements. This Agreement and the other Loan Documents represent the entire agreement of the parties with regard to the subject matter of this Agreement and the terms of any letters and other documentation entered into among the Borrowers and any Lender or the Agent prior to the execution of this Agreement which relate to loans to be made under this Agreement shall be replaced by the terms of this Agreement.

     13.14 Further Assurances. Whenever and so often as reasonably requested by the Agent, the Borrowers will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     13.15 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND EACH LENDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Executed and delivered in Chicago, Illinois as of the day and the year first above written.


                                  PARENT:

                                  NUTRAMAX PRODUCTS, INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  AGENT:

                                  THE CIT GROUP/BUSINESS CREDIT, INC.

                                  By:
                                     ----------------------------------
                                  Title:


                                  LENDERS:

                                  THE CIT GROUP/BUSINESS CREDIT, INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  BORROWERS:

                                  ADHESIVE COATINGS, INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  ELMWOOD PARK REALTY, INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  CERTIFIED CORP.


                                  By:
                                     ----------------------------------
                                  Title:


                                  POWERS PHARMACEUTICAL CORPORATION


                                  By:
                                     ----------------------------------
                                  Title:


                                  FAIRETON REALTY HOLDINGS, INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  FIRST AID PRODUCTS, INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  NUTRAMAX HOLDINGS, INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  NUTRAMAX HOLDINGS II, INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  F.A. PRODUCTS, L.P.

                                  By:  FIRST AID PRODUCTS, INC.,
                                       its general partner


                                  By:
                                     ----------------------------------
                                  Title:


                                  FLORENCE REALTY, INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  NUTRAMAX ACQUISITION CORPORATION


                                  By:
                                     ----------------------------------
                                  Title:


                                  NUTRAMAX ORTHALMICS INC.


                                  By:
                                     ----------------------------------
                                  Title:


                                  ORAL CARE, INC.


                                  By:
                                     ----------------------------------
                                  Title: